EXHIBIT 8
Note Purchase Agreement
December 19, 1997



                    NOTE PURCHASE AGREEMENT

      This Note Purchase Agreement (the "Agreement") is made
and entered into as of December 19, 1997, by and among
Electrosource, Inc.,   a  Delaware  corporation  (the
"Company"),  and  Corning Incorporated, a corporation organized under the laws of the State of New York (the "Purchaser").
      WHEREAS,  Purchaser  wishes to purchase  a  note  from
the Company  with the option to convert the note in to either common stock of the Company or 5% cumulative convertible
preferred stock of the Company;
     NOW, THEREFORE, the parties hereto agree as follows:
     1.   Purchase and Sale of Notes.
           A.    Notes.   The  Company  agrees  to  sell  to
the Purchaser  and,  subject to the terms and  conditions set forth herein,  the Purchaser agrees to purchase from the
Company  a  5% Convertible Promissory Notes (the "Notes") in
the total principal amount   of   Two   Million Dollars
($2,000,000.00)for the consideration of Two Million Dollars
($2,000,000.00), payable  as set  forth in Section 2.  The
Notes shall be for a one (1) year term, bearing interest at 5% per annum, payable in cash or, upon prior written approval of the Investor, in kind and will be convertible, in whole or in part, on or before payment in full of the outstanding principal and accrued interest into common stock ("Common
Stock") of the Company at a conversion price per share equal to the closing price of the Company's common stock as reported by NASDAQ on December 19, 1997, plus $1.00, subject to adjustment of the conversion price as provided in the Notes, or exchangeable, in whole or in part, for the Company's 5% cumulative convertible preferred stock ("Preferred
Stock"), as provided in the Notes. The form of the Notes is set forth in Exhibit "A," the "5% Convertible
Promissory Notes," attached hereto and incorporated herein by reference. The terms of the Preferred Stock are set forth in Exhibit "B," the "Securities Purchase
Agreement" with attachments, which is attached hereto and incorporated herein by reference, to the extent not in conflict herewith.

           B. Amendment of Stock Option Agreement. In further consideration of the purchase of the Notes herein, the Company and Investor hereby amend that certain Stock Option Agreement dated March 27, 1997
("Option Agreement") under the Note Purchase and  Option
Agreement of March 27, 1997 to modify the option exercise prices. The exercise prices are amended to Four and No/100 Dollars ($4.00) per share for Two
Hundred Seventy-five Thousand (275,000) shares (the previous exercise price was Seven and No/100 Dollars
($7.00) per share for such shares) and to Six and No/100
Dollars ($6.00) per share for Two Hundred Twenty-five
Thousand (225,000) shares (the previous exercise price was Nine and No/100 Dollars ($9.00) per share for such shares). The said Option Agreement is not otherwise amended and remains in full force and effect.

     2.   Closing

            The closing of the purchase and sale of the Notes (the "Closing") will take place in installments of One Million Dollars ($1,000,000) on or before December
24, 1997; Five Hundred Thousand Dollars ($500,000) on or before January 24, 1998, and Five Hundred Thousand
Dollars ($500,000) on or before  February 24,  1998.
Closing may be held by mail or as the Parties may otherwise agree. At each Closing, the Company will deliver to the Purchaser a Note in the requisite amount upon payment by Purchaser of the respective purchase price. The purchase price shall be paid in the form of a check or by a wire transfer of funds to an account designated by the Company.

     3.   Covenants

         The Company covenants and agrees with the Purchaser as follows:

           3A.  Financial Statements and Other
Information.   The Company will deliver to Purchaser so
long as such Purchaser holds the Notes or any Notes issued in payment of accrued interest thereon (sometimes referred to herein collectively with the Notes as the "Notes") copies of all reports required to be filed by the Company pursuant to sections 13 and 14 of the Securities Exchange Act of 1934.

           3B. Reservation of Common Stock. The Company will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of issuance upon the conversion of the Notes, such number of shares of Common Stock as are issuable upon the conversion of the Notes. All shares of Common Stock which are so issuable will, when issued, be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges.
The Company will take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed.

           3C.  Authorization of Preferred Stock.  Upon
Purchaser electing to exercise its right to exchange each of the Notes into Preferred Stock, the Company will authorize the issuance of Two Hundred Thousand
(200,000) shares of Preferred Stock at Ten  and No/100
Dollars ($10.00) per share to the Purchaser with the rights, designations and preferences set forth in Exhibit
"B."

          3D.  Ranking of Notes.  The Company's
obligations under the Notes will rank at least pari passu in priority of payment and in all other respects with all other unsecured loans, debts or obligations of the Company entered into after the date hereof. The Company shall not, while any amount of the Notes remains outstanding, offer to borrow funds from any third party on terms more favorable to the third party lender than those extended to Purchaser for the Notes with respect to security for the Notes, financial covenants or negative pledges of the Company in favor of such third party, repayment terms, or other significant matters, without offering such terms to Purchaser in writing.

     4.   Representations and Warranties

            4A.    Representations   by  Company.   The Company
represents, warrants and agrees as follows:

                (i)  The Company is a corporation duly
organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted by it require such qualification, except for such failure to so qualify or be in such good standing, which, when taken together with all other such failures, is not reasonably likely to have a material adverse effect on the financial condition, properties, business or results of operations of the Company or the interest of shareholders in the Company (a "Material Adverse Effect"). The Company has the requisite corporate power and authority to carry on its business as it is now being conducted.

                (ii)  The authorized capital stock of the
Company as of the date hereof consists of Fifty Million (50,000,000) shares of $1.00 par value Common Stock, of which Four Million Two Hundred Thirty Thousand Five Hundred One (4,230,501) shares were issued and outstanding as of December 5, 1997, none of which are held in treasury, and Ten Million (10,000,000) shares of Preferred Stock, par value $1.00 per share ("Preferred Stock"), of which no shares are issued and outstanding on the date hereof. All of the outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. As of December 5, 1997, there were reservations for outstanding options, warrants and agreements to purchase up to an aggregate of approximately Two Million Nine Hundred One Thousand Four Hundred Fortyfour (2,901,444) shares of Common Stock, at prices ranging from Five and 25/100 Dollars ($5.25) to Fifty-five and No/100 Dollars ($55.00) per share.

               (iii) The Notes when issued in compliance with the provisions of this Agreement, will be duly authorized and validly issued. The issuance of the Notes will not be subject to any preemptive rights or rights of first refusal created by the Company. The shares of Common Stock or Preferred Stock issuable upon conversion of the Notes have been duly and validly reserved. The shares of Common Stock and Preferred Stock issuable upon conversion of the Notes are not subject to any preemptive rights or rights of first refusal created by the Company, and upon conversion and cancellation of the Notes and exercise of the Option will be duly authorized, validly issued, fully paid and nonassessable.

               (iv) The Company has the requisite corporate power and authority and has taken all corporate action necessary in order to authorize, execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform the acts contemplated on its part hereunder. This Agreement is a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by equitable principles.

               (v) The offer, sale and issuance of the Notes and the Preferred Stock or Common Stock issuable upon conversion thereof as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and from the registration or qualification requirements of the laws of any applicable state or other jurisdiction.
Except as the same shall have been made or obtained at or prior to the Closing, and except for Form D and related state securities law filings with the Securities and Exchange Commission and applicable state securities boards to be made following the Closing, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any governmental or regulatory authority, agency, commission, court or other entity, domestic or foreign ("Governmental Entity"), in connection with the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby and the performance of the acts contemplated on the part of the Company hereunder.

                (vi) The Company is not in violation of any
term of its Certificate of Incorporation or By-Laws. Except as may be disclosed in Exhibit "C" hereto, the Company has, to the best of its knowledge, information and belief, complied in all material respects with all material leases, contracts, notes, mortgage, indentures, arrangements or other obligations and commitments ("Contracts") to which the Company is a party or by which the Company or its assets are bound or subject, and there does not currently exist any event of default under any such agreement or any event which, after notice or lapse of time or both, would constitute an event of default under such agreement, plan, arrangement or commitment, in each case to the extent that such failure to comply, event of default or event which would constitute an event of default would result in a Material Adverse Effect to the Company. The execution and delivery of this Agreement by the Company do not, and the
consummation  by the Company   of  the  transactions
contemplated  hereby and   the performance  of the acts
contemplated on the part of the  Company hereunder  will  not,
constitute or result in  (A)  a  breach  or violation   of,
or   a  default under,  the   Certificate   of Incorporation
or By-Laws of the Company, or (B) a breach, violation or event triggering a right of termination of, or a default under, or the acceleration of or the creation of a lien, pledge, security interest or other encumbrance on assets (with or without the giving of notice or the lapse of time or both) pursuant to any provisions of any Contract or any law, rule, ordinance or regulation, agreement, instrument or judgment, decree, order or award to which the Company is subject or any governmental or nongovernmental
authorization,    consent, approval, registration, franchise,
license or permit under which the Company conducts its business.

                (vii)      No investment banker, broker or
finder is entitled to any financial advisory, brokerage or finder's fee or other similar payment from either the Purchaser or the Company based on agreements, arrangements or undertakings made by the Company or any of its directors, officers or employees in connection with the transactions and acts contemplated hereby.

                (viii)     In furnishing information to
Purchaser for purposes of this Agreement, it has not made any untrue statements of a material fact to Purchaser or omitted to state a material fact necessary to make such statements not misleading to Purchaser in light of the circumstances under which they were made.

                (ix)   The  Company possess all  patents,
patent rights, trademarks, service marks, trademark rights, service mark rights, trade names, trade name rights, copyrights, mask works, trade secrets, proprietary software, proprietary rights and process necessary to conduct its business as now conducted and as planned to be conducted, without, to the best of the Company's knowledge, conflict with or infringement upon any valid rights of others, the lack of which could have a Material Adverse Effect, and has not received any notice of infringement upon or conflict with the asserted rights of others. The Company has all permits, licenses and other similar authority necessary for the conduct of its business as now being conducted and as planned to be conducted, the lack of which could have a Material Adverse Effect, and it is not in default in any material respect under any of such permits, licenses or other similar authority.

                (x)  The Company has heretofore delivered or
made available to the Investor complete and correct copies of all reports and other filings filed by The Company with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since January 1, 1994, through the date hereof (such reports and other filings are collectively referred to herein as the "Company Exchange Act Filings"). Except as set forth in Exhibit "D" hereto, as of their respective dates, the Company Exchange Act Filings substantially complied in all material respects with the published rules and regulations of the SEC with respect thereto and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of the Company included in the Company Exchange Act Filings (i) were prepared from the books and records of the Company, (ii) were prepared in accordance with generally accepted accounting principles, except as otherwise permitted under the Exchange Act and the rules and regulations thereunder and
(iii) present fairly in all material respects the financial position of the Company as at the dates thereof and the results of its operations and cash flows for the periods then ended, subject to the qualifications set forth in the respective Reports of Independent Auditors thereto.

                The   unaudited  consolidated  financial
statements included in the Exchange Act Filings comply in all material respects with the published rules and regulations
of the SEC with respect   thereto;  and  such unaudited
consolidated financial statements (i) were prepared from the books and records of the Company, (ii) were prepared in accordance with generally accepted accounting principles, except as otherwise permitted under the Exchange Act and the rules and regulations thereunder, applied on a consistent basis (except as may be expressly indicated therein or in the notes thereto) and (iii) present fairly the financial position of the Company as at the dates thereof and the results of its operations and cash flows for the periods then ended, subject to the same qualifications as set forth in the audited financial statements in the respective Reports of Independent Auditors, and subject to normal year-end adjustments which would not have a material adverse effect on the Company and any other adjustments expressly described therein or in the notes thereto.

                (xi)  The Company has no outstanding
indebtedness for   borrowed  money  except  as  reflected in
the   Financial Statements  and  the  notes thereto and is  not
a  guarantor  or otherwise contingently  liable for   any
such   indebtedness (including,  without limitation, liability
by way of agreement, contingent or otherwise, to purchase, provide funds for payment, supply funds or otherwise invest in any debtor or otherwise to insure any creditor against
loss).   The  Company  is not  in material default  under  the
provisions  of   any instrument evidencing  any  indebtedness
of the  Company  or any  agreement relating thereto.

                (xii)  The Company maintains insurance to
protect the Company and its financial condition against the risks involved in the business conducted by the Company to the extent and in the manner customary for companies in similar businesses similarly situated.

                (xiii)   There  is no litigation, action,
suit, proceeding or investigation pending or threatened against or affecting the Company before any court or before any governmental or administrative agency which contests the Company's right to own, produce, manufacture, update, maintain, sell or use any product, database, software, process, method, substance, part or other material presently or planned to be owned, produced, manufactured, updated, maintained, sold or used by the Company in connection with the operations of the Company. The Company has no actual knowledge or belief that (i) there presently exists, or there is pending or planned, any patent, invention, device, application or any statute, rule, law regulation, standard or code which would have a Material Adverse Effect or (ii) there is any other factor (other than fire, flood, earthquake, accident, act of war or civil commotion, or any other cause or event beyond the control of the Company) which may Materially Adversely Effect the condition (financial or otherwise), prospects or operations of the Company.

                (xiv)   Since  the latest date of  the
Financial Statements, the Company has conducted business only in the ordinary and usual course of business and, other than as specifically or generally reflected on the Financial Statements, there has not been any event or condition of any character which, alone or in combination, is a Material Adverse Effect, including but not limited to:

                     (a)   any  material adverse  change  in
the condition, prospects, assets, liabilities or business of the Company from that reflected in the Financial Statements;

                     (b)  any damage, destruction or loss of
any of the properties or assets of the Company (whether or not covered by insurance) materially adversely ffecting the assets, properties, financial conditions, operations, prospects, business or plans of the Company;

                     (c)    any   material  adverse  change or
amendments to a contract or arrangement by which the Company or any of its assets is bound or subject;

                     (d)   any  declaration,  setting aside  or
payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any such stock by the Company;

                     (e)  any waiver by the Company of a
valuable right or material debt owed to it;

                     (f)   any  labor trouble, or  any event
or condition of any character, materially adversely affecting the business or plans of the Company.

                (xv)   The  Company  has filed  within  the
time prescribed by law (including extensions of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with the United States Internal Revenue Service and with the State of Delaware and (except to the extent that the failure to file would not have a Material Adverse Effect) with all other jurisdictions where such filing is required by law; and the Company has paid, or made adequate provision in the Financial Statements for the payment of, all taxes, interest, penalties, assessments or deficiencies shown to be due or claimed to be due on or in respect of such tax returns and reports. The Company knows of (i) no unpaid assessment for additional taxes for any fiscal period or any basis therefor and (ii) no other tax returns or reports which are required to be filed which have not been so filed.

          4B.  Representations by Purchaser

                The Purchaser represents, warrants and agrees as follows:

               (i) Purchaser is purchasing the Notes for its own account for the purpose of investment and not with a view toward the redistribution or resale of any part thereof.
Purchaser  has no   present arrangement, understanding      or
agreement   for transferring or
disposing of the Notes;

                (ii) Purchaser is aware that the purchase of the Notes represent speculative investments;

                (iii) Before executing this Agreement, representatives of Purchaser were furnished all information with respect to the Company that they requested and representatives of Purchaser were given the opportunity to ask
Company executives all questions that such representatives had;

                (iv) Purchaser confirms that it is an
"Accredited Purchaser," as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act;

                (v)      Purchaser confirms that it is able to
bear the economic risk inherent in its investment and understands that there currently is no, and that there may not ever be any, private or public market for the Notes in the event that Purchaser needs to liquidate its investment;

                (vi) Purchaser agrees that it will not offer or sell the Notes or any of the shares of Common Stock or Preferred Stock into which the Notes is convertible or which are issuable upon exercise of the Option unless the Notes or such shares of Common Stock or Preferred Stock are
registered  under   the Securities  Act and under all
applicable state securities
laws, unless Purchaser has established to the reasonable satisfaction of the Company that no such registration is required;

                 (vii)       Purchaser  agrees  that
appropriate restrictive  endorsements  will  be  placed  on the instrument evidencing  the Notes and on the certificate(s)
evidencing  the shares  of  Common Stock or Preferred Stock
into which the  Notes are convertible or which are issuable
upon exercise of the Option to   reflect the  foregoing  and
that  the  Company  will  give appropriate stop transfer
instructions to the person in charge of the  transfer of its securities, including the Notes, the  Common Stock  and  the
Preferred Stock.  Upon request of the  holder  of such Notes or certificates, the Company shall give an instruction to  the
transfer agent to process the transfer if (i) with  such request, the Company shall have received either (A) an opinion of legal counsel,
addressed  to  the  Company   and reasonably satisfactory in
form and substance to the Company, to the effect that  the
proposed transfer of such securities may be  effected without registration under the Securities Act, or  (B)  a  "noaction"
letter from the Securities and Exchange Commission  (the
"Commission")  to  the  effect that  the  distribution  of
such securities   without registration  will   not   result
in   a recommendation by  the staff of the Commission  that
action be taken with respect thereto, or (ii) such holder is eligible to utilize paragraph (k) of Rule 144 (or any successor rule) as then in effect under the Securities Act;

     5.   Registration Rights

           5A.   The  Purchaser shall have the  following
demand registration rights:

                (i)   Upon  purchase of the Notes, the
Purchaser shall have the right, by written notice to the Company, to require the Company to use its best reasonable efforts to file within thirty (30) days thereafter a Form S-3 registration statement for all shares of Common Stock issued or issuable upon conversion of the Notes owned by the Purchaser (also "Demand Covered Shares"). If a Form S-3 is not available, the Company will attempt to use a Form S-2 or other Form as appropriate.

               (ii) The Company shall be entitled to defer filing any such registration statement for a period of up to ninety (90) days after such notice upon a good faith determination by the Company's management that the filing of a registration statement at such time would be detrimental to the Company due to the pendency of a material acquisition or financing or for other reasonable cause. Purchaser may request that the Company withdraw any such registration statement at any time prior to its effectiveness; provided that, any such withdrawn registration statement shall be treated as a completed registration fulfilling the obligations of the Company pursuant to this section unless the Purchaser shall reimburse the Company for all of the Company's costs and expenses incurred in connection with such withdrawn registration within thirty days following the request to withdraw.

               (iii)      The  Purchaser  may  elect  to have
conversion of the Notes contingent upon a registration statement hereunder being declared effective.


               (iv) In the event a registration statement on Form S-3 (or on another form at the Company's discretion) has not been declared effective within one hundred fifty (150) days of demand, then for each thirty (30) day period thereafter
until   a registration  statement becomes effective, the
Company shall be required to issue to Purchaser an additional two percent (2%) of the shares issuable upon conversion of such Notes.

            5B.    The  Purchaser  shall  also  have
"piggyback" registration rights. If the Company proposes to sell shares of Common Stock for its own account and to register the sale of such shares under the Securities Act, or if the Company proposes to register the sale of shares of Common Stock to be sold for the account of any other shareholder, it shall give written notice of such proposed registration to Purchaser as promptly as possible and shall use its reasonable efforts to include in the offering such number of shares of Common Stock received by Purchaser upon conversion of the Notes ("Piggyback Covered Shares") then owned by Purchaser as Purchaser shall request, within twenty-five (25) days after the giving of such notice such offering to be upon the same terms (including method of distribution) as the securities being sold by the Company or any selling shareholder pursuant to any such offering. The Company's obligation to include Piggyback Covered Shares owned by Purchaser in any offering shall in all cases be subject to the following limitations and qualifications:

                (i)   The Company shall not be required  to
give notice to Purchaser or include such shares in any such registration if the proposed registration is (A) a registration of a stock option or compensation plan or of Common Stock issued or issuable pursuant to any such plan,
(B) a registration of Common Stock proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation, or (C) to be on a form of registration statement for which the Piggyback Covered Shares are not eligible;

                (ii) The Company may require that the number of Piggyback Covered Shares requested to be included in such registration be reduced, or that all such shares be excluded from any such registration, if it is advised in writing by its managing underwriter (or, if the offering is not underwritten, upon a good faith determination by the Company's board of directors) that such reduction or exclusion, as the case may be, is necessary to avoid materially adversely affecting the public offering of the securities being offered by the Company. If the Company shall require such a reduction, Purchaser shall have the right to withdraw from the offering;

                (iii)      In the event that the number of
shares of Common Stock included in any registration is to be reduced pursuant to Section 6B(ii):

                     (A)  If the registration in question is
one initiated by the Company in order to allow the sale of Common Stock for the account of the Company, then any reduction in the number of shares to be included in such registration shall first affect only shares other than the shares the Company proposes to sell for its own account.

                     (B)  If the registration in question is
one initiated by any person or persons other than the Company exercising demand registration rights in order to allow the sale of Common Stock for the account of such person or persons, then any reduction in the number of shares to be included in such registration shall first affect only shares other than the shares of Common Stock requested to be included
by the person or person initiating the   registration  by  the
exercise   of   demand registration  rights requested to be
included in the registration by Holders; and

                     (C)   Subject to subparagraphs (A)  and
(B) above, in the event that the Company requires that the number of shares to be included in a registration be reduced, such reduction shall be applied pro rata among all parties having registration rights in proportion to the number of shares requested to be registered by each.

                (iv) The Company shall not be required to include any Piggyback Covered Shares in any registration to the extent that the inclusion thereof would result in a reduction in the number of shares requested to be included in the registration by the person or persons (including the Company) initiating the registration in question or would reduce the per share price of the offering.

                (v)  The Company may, in its sole discretion
and without the consent of Purchaser, withdraw such registration statement and abandon the proposed offering in which Purchaser had requested to participate.

           5C.   In  connection  with a registration  of
Covered Shares  undertaken by the Company pursuant to this Part
6,  the Company shall:

                (i)   prepare  and file with the Commission
such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement current as long as is reasonably possible as Purchaser shall request and to comply with the provisions of the Securities Act with respect to the sale of all Covered Shares covered by such registration statement during such period;

               (ii) provide Purchaser a reasonable opportunity to review prior to filing any registration statement filed by the Company in connection with a registration in which Purchaser is participating, any amendments or supplements to such registration statement and any prospectus used in connection therewith;

                (iii)      furnish  to Purchaser such number
of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement, in conformity with the requirements of the Securities Act, and such other documents as Purchaser may reasonably request in order to facilitate the sale of the Covered Shares covered by such registration statement;

                (iv)  use its best efforts to register or
qualify the Covered Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as Purchaser shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable Purchaser to consummate the sale in such jurisdictions of such shares; provided that the Company shall not for any such purpose be required to register or qualify the covered shares covered by such registration statement in any jurisdiction in which the Common Stock is not then qualified for public trading, to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this section be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

                 (v)   notify  Purchaser  at  any  time when
a prospectus relating to the Covered Shares covered by such registration statement is required to be delivered under the Securities Act, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of Purchaser promptly prepare and furnish to Purchaser a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                (vi)  use  its best efforts to cause all  of
the Covered Shares included in such registration statement to be listed on each securities exchange on which securities of the same class issued by the Company are then listed or, if there shall then be no such listing, to be accepted for quotation on NASDAQ;

                (vii)      provide a transfer agent and
registrar for the Covered Shares covered by such registration statement not later than the effective date of such registration statement; and

     5D.       For as long as Purchaser shall continue to
hold any Covered Shares, the Company shall use reasonable efforts to file, on a timely basis, all annual, quarterly and other reports required to be filed by it under Sections 13 and 15(d) of the Exchange Act, and the rules and regulations of the Commission thereunder, as amended from time to time. In the event of any proposed sale of Covered Shares by Purchaser pursuant to Rule 144 (or any successor rule) under the Securities Act, the Company shall cooperate with Purchaser so as to enable such sales to be made in accordance with applicable laws, rules and regulations, the requirements of the Company's transfer agents, and the reasonable requirements of the broker through which the sales are proposed to be executed.

           5E.   The  costs  and  expenses  of  any
registration effected pursuant to this Part 6 shall be allocated as provided in this Section 6E:

                 (i)   "Registration  Expenses"  shall  mean
all expenses incurred by the Company in complying with this
Part 6, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, transfer agents' and registrars' fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense the Company's accountants, including the cost of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company);

               (ii)   "Selling   Expenses"   shall   mean   all
underwriting discounts and selling commissions applicable to the sale and all fees and disbursements of counsel for any holder;

              (iii)      In  connection with  any
registration pursuant to Section 6A, the company shall pay all Registration Expenses and Purchaser shall pay all Selling Expenses;

               (iv) In connection with any registration initiated by the Company in which Purchaser participates pursuant to Section 6B, the Company or other person initiating the registration shall pay all Registration Expenses, and Purchaser shall pay all Selling Expenses attributable to the inclusion in the offering of the Covered Shares being sold by Purchaser.

           5F.  In the case of the registration effected by the
Company  pursuant to this part, the Company agrees  to indemnify and hold harmless Purchaser, each underwriter of the Covered Shares so registered and each person who controls any such underwriter  within the meaning of Section 15 of  the
Securities Act,  against any and all losses, claims,
damages or  liabilities to  which  they or any  of them
may become  subject  under  the Securities Act or any
other statute or common law, including  any amount paid
in  settlement  of  any  litigation,  commenced  or
threatened,  if such  settlement is effected  with  the
written consent of the Company, and to reimburse them for
any  legal  or other  expenses incurred by them in
connection with investigating any claims and defending any
actions, insofar as any such losses, claims, damages,
liabilities or actions arise out of or are based upon  (i)
any untrue statement or alleged untrue statement  of  a
material fact contained in the registration statement
relating to the sale  of the Covered Shares, or any post-
effective amendment thereto,  or the omission or alleged
omission to state therein  a material fact required to be
stated therein or necessary to  make the  statements
therein not  misleading,  or  (ii)  any  untrue statement
or alleged  untrue  statement  of  a  material   fact
contained in  any preliminary prospectus, if used prior
to  the effective  date of such registration statement, or
contained  in the  final prospectus (as amended or
supplemented if the  Company shall  have  filed with the
Commission any amendment  thereof  or supplement  thereto)
if used within the period during  which  the Company  is
required to keep the registration statement to  which such
prospectus  relates  current, or the  omission  or
alleged omission  to state therein (if so used) a material
fact necessary in  order  to  make  the  statements
therein,  in light  of  the circumstances  under  which
they  were made,  not   misleading; provided,  however,
that the indemnification agreement contained in this section shall not (x) apply to such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by Purchaser or such underwriter for use in connection with the preparation of the registration statement, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement thereto, or
(y) inure to the benefit of any underwriter or any person controlling such underwriter, if such underwriter failed to send or give a copy of the final prospectus to the person asserting the claim at or prior to the delivery of certificates representing Covered Shares or of written confirmation of the sale of Covered Shares to such person and if the untrue statement or omission concerned had been corrected in such final prospectus.

           5G.   In  the case of a registration effected
by the Company pursuant to this part, Purchaser and each
underwriter  of the  Covered  Shares to be registered
shall agree  in  the  same manner and to the same extent
as set forth above to indemnify and hold  harmless the
Company, each person who controls the Company, the
directors of the Company and those of its officers who
shall have signed any such registration statement, with
respect to  any untrue statement or alleged untrue
statement in, or omission  or alleged  omission from, such
registration statement or any posteffective  amendment
thereto or any  preliminary prospectus  or final
prospectus (as amended or as supplemented, if  amended  or
supplemented   as  aforesaid) contained  in  such
registration statement, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by Purchaser or any such underwriter for use in connection with the preparation of such registration statement or any preliminary prospectus or final prospectus contained in such registration statement or any such amendment or supplement thereto.

          5H.   Each  indemnified party shall,  with
reasonable promptness   after  its  receipt  of  written
notice   of the commencement  of  any  action against such
indemnified  party  in respect  of  which indemnity may be
sought from  an  indemnifying party  on  account  of an
indemnity agreement contained  in  this part,   notify
the indemnifying party in writing of the commencement thereof. In case any such action shall be brought against any indemnified party and it shall so notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this part for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnity agreements in this part shall be in addition to any liabilities that the indemnifying parties may have pursuant to law.

          5I.   If the indemnification provided for in
this part shall  be  unavailable to or insufficient  to
hold harmless  an indemnified party under sections above
in respect of any  losses, claims,  damages  or
liabilities (or actions in respect  thereof) referred to
therein,  then the  indemnifying  parties   shall
contribute  to  the amount paid or payable by  such
indemnified party  as a result of such losses, claims,
damages or liabilities (or actions  in  respect  thereof)
in such  proportions  as  are appropriate to reflect to
the relative benefits received  by the respective
indemnifying parties from the offering of the Covered
Shares.  If,  however, the allocation provided by the
immediately preceding sentence is not permitted by
applicable law, or if  the indemnified  party  failed  to
give  the  notice  required  under section  6H  above,
then each indemnifying party shall contribute to  such
amount paid by or payable by such indemnified party  in
such proportion  as  is  appropriate to reflect  not  only
such relative benefits but also the relative fault of the
indemnifying parties  in  connection with the statements
or omissions  which resulted  in  such  losses, claims,
damages or  liabilities  (or actions  in  respect
thereof) as  well as  any  other  relevant equitable
considerations. The relative benefits received  by  the
indemnifying parties shall be deemed to be in the same
proportion as  the  net proceeds to any such party bear to
the  total  net proceeds from  the  offering  before
deducting  expenses.   The relative  fault shall be
determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the respective indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Provided in no event shall Purchaser's liability pursuant to these indemnity provisions be greater than the amount paid for the Notes and shares of Common Stock purchased pursuant to this Agreement and the Exhibits.

     6.   Miscellaneous

           6A.   Successors  and  Assigns.  Except  as
otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided that, the registration rights granted to the Purchaser shall not be transferred or assigned by Purchaser other than to an entity wholly owned by Investor.

           6B.   Severability.  Whenever possible, each
provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

           6C.   Counterparts.  This Agreement  may  be
executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

             6D. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          6E.   Governing  Law;  Venue.  The  corporate
law of Delaware will govern all issues concerning the
relative rights of the  Company and its stockholders. All
other questions concerning the  construction, validity and
interpretation of this  Agreement and  the  exhibits,
including the Notes and Option, and schedules hereto  will
be governed by the internal law, and not the law  of
conflicts, of Delaware. It is the intention of the parties
that proper  venue for any action, suit or proceeding
arising pursuant to   this  Agreement  or  in  connection
with the transactions contemplated herein shall be in Delaware. Each party agrees that any such action, suit or proceeding shall be brought before a state or federal court sitting in the State of Delaware and waives any objection to venue in such court. Each party waives the right to demand a jury in any action, suit or proceeding arising pursuant to this Agreement.

            6F.    Notices.   All  notices,  demands   or
other communications to be given or delivered under or by reason of the provisions of this Agreement (other than notice of a telephonic meeting of the Company's board of directors, which may be given by telephone) will be in writing and will be deemed to have been given either when delivered personally or three (3) business days after having been mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications will be sent to the Purchaser and to the Company at the address indicated below:

If to the Company:

Electrosource, Inc.
2809 Interstate 35 South
San Marcos, Texas 78666
Attention:  President

With a copy to:

Bret Van Earp
Attorney-at-Law
100 Congress Avenue, Suite 1800
Austin, Texas 78701


If to the Purchaser:

Corning Incorporated
Attn:  Corporate Secretary
One Riverfront Plaza
Corning, New York 14831

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

ELECTROSOURCE, INC.                CORNING INCORPORATED
By: /s/ MICHAEL G. SEMMENS         By:/s/ DAVID H. FULLER
  Michael G. Semmens
  President, CEO and               Printed Name:  David H. Fuller
  Chairman of the Board
                                   Its:  Division Vice President and
                                         Director


Exhibit "A" to Note Purchase Agreement
5% Convertible Promissory Note



                             EXHIBIT "A"

                     TO NOTE PURCHASE AGREEMENT DATED
                     DECEMBER 19, 1997

           5% CONVERTIBLE PROMISSORY NOTE

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE ("BLUE SKY LAWS"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR DELIVERY TO THE COMPANY OF EVIDENCE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE.

Dated __________
$________________

       FOR   VALUE  RECEIVED,  Electrosource,  Inc.,  a
Delaware corporation (the "Company"), hereby promises to pay to the order of Corning Incorporated, a New York corporation ("Corning" or the "original holder"), the principal sum of _______________________ ($__________)
together with interest thereon calculated from the date hereof, in accordance with the provisions of this Note.

     This Note is one of the 5% Convertible Promissory Notes (the "Note") issued pursuant to a Note Purchase Agreement dated as of December ___, 1997, between the Company
and Corning   (the "Purchase  Agreement").  The Purchase
Agreement contains terms governing the rights and obligations of the holder of this Note, and all provisions of the Purchase Agreement  are  incorporated
herein   by reference.  Unless otherwise     indicated
herein, capitalized terms used in this Note have the same meanings as set forth in the Purchase Agreement.

Part 1.   Payment of Interest

      lA. Rate of Interest. Interest shall accrue at the rate of five percent (5%) per annum on the unpaid principal amount of this Note outstanding from time to time. Interest shall be paid in cash or, upon prior
written consent of Corning, in additional Notes       having
terms identical to this Note except in respect of principal amount, dated as of the Payment Date (as defined below) with respect to which such interest is payable and having a principal amount equal to the amount of interest accrued and unpaid as of that Payment Date.

      lB. Payment Dates. On June 19, 1998, and December 19, 1998 (each of which dates shall be a "Payment
Date"), all unpaid interest that has accrued on the unpaid principal amount of this Note on and prior to such Payment Date or on any overdue interest on this Note shall become due and payable.

      lC.   Payment  upon  Maturity or  Prepayment.  All
accrued interest that has not theretofore been paid shall be paid in full on the date on which the entire principal amount outstanding under this Note is paid,
whether upon  maturity  or   upon prepayment.  In the event
that any portion less than the entire outstanding principal amount of this Note is prepaid pursuant to paragraph 2B, the accrued interest applicable to such portion prepaid shall be paid as of the effective date of such partial prepayment.

      lD. Saving Clause. All agreements and transactions between the Company and the holder of this Note, whether now existing or hereafter arising, whether contained herein or in any other instrument, and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, prepayment, demand for prepayment or otherwise, shall the amount contracted for, charged or received by the holder of this Note from the Company for the use, forbearance or detention of the principal indebtedness or interest hereof, which remains unpaid from time to time, exceed the maximum amount permissible under applicable law, it particularly being the intention of the parties hereto to conform strictly to the applicable law of usury. Any interest payable hereunder or under any other instrument relating to the indebtedness evidenced hereby that is in excess of the legal maximum, shall, in the event of acceleration of maturity, prepayment, demand for prepayment or otherwise, be automatically, as of the date of such acceleration, prepayment, demand or otherwise, applied to a reduction of the principal indebtedness hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of such principal, such excess shall be refunded to the Company. To the extent not prohibited by law, determination of the legal maximum rate of interest shall at all times be made by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness, all interest at any time
contracted   for, charged  or  received  from  the  Company
in connection with the indebtedness, so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof.

Part 2.   Payment of Principal

     2A.   Payment  upon Maturity. The entire  unpaid
principal amount hereof shall be due and payable on December
19, 1998.

     2B.  Prepayment.  The Company may prepay all or any
part of this  Note  at any time in One Hundred Thousand
Dollar ($100,000) increments.   The  Company shall give not
less than thirty (30) days prior written notice of its intention to prepay this Note.

Part 3.   Registration of Transfer

      The Company shall keep at its principal office a register for the registration of Notes, which shall contain the name and address of the registered holder (herein referred to as the holder) of the Note and the principal and interest of the Note. No transfer of the Note or any right to receive payments under the Note shall be permitted unless made upon the Company's register. Upon the surrender of any Note or Notes at such place, the Company shall, at the request of the holder of such Note, execute and deliver (at the Company's expense) a new Note or Notes in exchange therefor representing in the aggregate the principal amount represented by the surrendered Note. Each such new Note shall be registered in such name and shall represent such principal amount of Note as is requested by the holder of the surrendered Note and shall be substantially identical in form to the surrendered Note, and interest shall accrue on such new Note from the date to which interest has been fully paid on such Note represented by the surrendered Note; provided that, if any Note is to be registered in the name of a person or persons other than the holder of the Note, there has been compliance with all laws applicable to such change of registered holder, including but not limited to federal and state securities laws.

Part 4.   Replacement

      Upon receipt of evidence reasonably satisfactory to the Company of the ownership and the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such Note, the Company shall (at its expense) execute and deliver in lieu of such Note, a new Note of like kind representing the principal amount of Note represented by such lost, stolen, destroyed or mutilated Note and dated the date of such lost, stolen, destroyed or mutilated Note, and interest shall accrue on the Note represented by such new Note from the date to which interest has been fully paid on such lost, stolen, destroyed or mutilated Note.

Part 5.   Cancellation

    After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

Part 6.   Waiver of Notice, etc.

     The Company hereby waives presentment, demand, notice, protest and all other demands and notice in connection with the delivery, acceptance, performance and enforcement of this Note, and assents to extension of the time of payment or forbearance or other indulgence without notice.

Part 7.   Events of Default

    7A.   Events  of  Default.  Each  of  the  following
shall constitute an Event of Default:

           (i) the Company fails to pay when due the full amount of any principal or interest on this Note whether at maturity or by acceleration or otherwise;

          (ii) the Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent; or the Company petitions or applies to any tribunal for the appointment of a trustee, receiver or liquidator of the Company or of any substantial part of the assets of the Company, or commences any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced against the Company and either the Company takes any action indicating its approval thereof, consent thereto, or acquiescence therein or such petition, application or proceeding is not dismissed within ninety
(90) days;

          (iii)     the sale by the Company of a material
part of the business or assets of the Company other than in the ordinary course of business;

          (iv) the taking, closing or nationalization of a material part of the business or assets of the Company by governmental or legal action. A "material part of the business or assets of the Company" means more than one-third of the gross assets of the Company as set forth in its most recent audited consolidated financial statements;

           (v)  any representation or warranty of the
Company set forth in the Purchase Agreement is shown to be, or becomes false or untrue as of the date of this Note.

           7B.   Remedies. Upon the occurrence and
continuance of any Event or Events of default, the holders of a majority of the combined aggregate principal amount outstanding under this Note and any Notes issued in payment of accrued interest on Notes may, by written notice to the Company, declare all or any part of the unpaid principal amount of the Notes then outstanding to be forthwith due and payable, and thereupon such unpaid principal amount or part thereof, together with interest
accrued  thereon, shall become   so   due   and  payable
without   presentation, presentment, protest, notice of
intent to accelerate, notice of acceleration, or further demand or notice of any kind, all of which are hereby expressly waived, and such holder or holders may proceed to enforce payment of such amount or part thereof in such manner as it or they may elect. The Company hereby waives to the extent not prohibited by applicable law which cannot itself be waived (i) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions hereof), (ii) any requirement of diligence or promptness on the part of any holder of Notes in the enforcement of its rights under the provisions of this Note, and (iii) any and all notices of every kind and description which may be required to be given by any statute or rule of law.

Part 8.   Conversion into Common Stock

     8A.  Conversion Procedure.

           (i) At any time on or before payment in full of the principal and accrued interest outstanding hereunder, the holder of this Note may convert all or any portion of the outstanding principal amount hereof (plus accrued but unpaid interest on such principal amount or portion thereof) held by such holder into a number of shares of the Company's Common Stock computed by dividing the principal amount of this Note (plus accrued but unpaid interest thereon) to be converted by the "Conversion Price" (as defined below in Part 8B).

           (ii) Each conversion will be deemed to have been effected as of the close of business on the date on which the instrument representing this Note has been surrendered at the principal office of the Company. At such time as such conversion has been effected, the rights of the holder of this Note as such holder will cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

           (iii)      As soon as possible after a conversion
has been effected (but in any event within three (3) business days in the case of subparagraph (a) below), the Company will deliver to the converting holder:

                (a)   a  certificate representing the
number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified (provided that, in the event that the name specified by the converting holder is other than that of the converting
holder,  the  Company  has  received   evidence satisfactory
to Company counsel that the transfer of Common Stock from the converting holder to the person specified may be accomplished without violation of applicable law);

                (b)  a replacement Note having terms
identical to those of this Note other than the principal amount, which shall be equal to portion of the principal amount of the original Note not converted; and

                (c)   the amount payable under subparagraph
(vi) below with respect to fractional shares of Common Stock otherwise issuable upon such conversion.

           (iv) The issuance of certificates for shares of Common Stock upon conversion of this Note will be made without charge to the holder of such Note for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of this Note, the Company will take all such actions as are necessary in order to insure that the Common
Stock issuable with respect to such conversion will be validly issued, fully paid and nonassessable.

           (v) The Company will not close its books against the transfer of this Note or of Common Stock issued or issuable upon conversion of this Note in any manner which interferes with the timely conversion of this Note.

           (vi) If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph (vi), be deliverable upon any conversion of this Note, the Company, in lieu of delivering the fractional share therefor, may at its option pay a cash adjustment for such fractional share equal to such fraction times the fair market value per share of the Common Stock at the close of business on the date of conversion, as determined in good faith by the board of directors of the Company.

           (vii)      The  provisions of this  part  8
shall be subject to the limitations imposed by section 2B hereof.

     8B.   Conversion Price. The Conversion Price shall be equal
to the closing price of the Company's common stock as reported by NASDAQ on December 19, 1997, plus $1.00. In order to prevent dilution of the conversion rights granted under this part 8, the Conversion Price will be subject to adjustment from time to time pursuant to this part 8;
provided that the Conversion Price will in no event be less than One and No/100 Dollars ($1.00), the par value.

      8C.   Subdivision or Combination of Common  Stock.  If
the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Company at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

    8D. Reorganization, Reclassification, Consolidation, Merger or Sale. Any reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Company's assets to another Person which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation), stock, securities or amounts with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provisions (in form and substance satisfactory to the holders of a majority of the outstanding principal amount of Notes then outstanding) to insure that each of the holders of Notes will thereafter (for so long as such holders have the right to convert the Notes as provided in this part 8) have the right to receive, in lieu of or in addition to the shares of Common Stock immediately theretofore issuable upon the conversion of such holder's Notes, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted his Notes immediately prior to such Organic Change. In any such case, the Company will make appropriate provisions (in form and substance satisfactory to the holders of a majority of the outstanding principal amount of Notes then outstanding) to insure that the provisions of this part 8 will thereafter (for so long as such holders have the right to convert the Notes as provided in this part 8) be applicable to the Notes.

       8E.  Notices. Until the maturity of this Note:

           (i)  Immediately upon any adjustment of the
Conversion Price, the Company will give written notice thereof to the holder of this Note.

          (ii) The Company will give written notice to the holder of this Note at least twenty (20) days prior to the date on which the Company closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic
Change, dissolution or liquidation.

           (iii)     The Company will also give written
notice to the holder of this Note at least thirty (30) days prior to the date on which any Organic Change will take place.

Part 9.   Conversion into Preferred Stock.

     9A.  Conversion Procedure.

           At any time on or before payment in full of the principal and accrued interest outstanding hereunder, the holder of the Note may apply the principal and accrued interest outstanding hereunder against the purchase price of 5% Cumulative Convertible Preferred Stock as provided in Exhibit "B" hereto, the "Securities Purchase Agreement."

Part 10.  Amendment and Waiver

   No amendment, modification or waiver shall be binding or effective with respect to any provision of this Note without the prior written consent of the holders of at least sixtyseven percent (67%) of the combined aggregate principal amount of this Note and any additional Notes issued in payment of accrued interest then outstanding.

Part 11.  Notices

        Except as otherwise expressly provided, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed (i) to the Company, at its principal executive offices and (ii) to any holder of this Note, at such holder's address as it appears in the Note register maintained pursuant to part 3 hereof (unless otherwise indicated by any such holder).

      IN  WITNESS WHEREOF, the Company has executed and

delivered this Note on __________.

ELECTROSOURCE, INC.

By:/s/ MICHAEL G. SEMMENS

Printed Name:  Michael G. Semmens

Its:  President, CEO and Chairman of the Board

                           EXHIBIT "B"
                               TO
                     NOTE PURCHASE AGREEMENT DATED

                     DECEMBER 19, 1997

               SECURITIES PURCHASE AGREEMENT

   This Securities Purchase Agreement (the "Agreement") is made and entered into as of December __, 1997, by and among Electrosource, Inc., a Delaware corporation (the
"Company"), and Corning Incorporated, a New York corporation (the "Investor"). The parties hereto agree as follows:

   1.  Authorization  and  Terms  of  5%  Cumulative
Convertible Preferred Stock. The Company will authorize the issuance and sale to the Investor of 200,000 shares of the Company's 5% Cumulative Convertible Preferred Stock par value $1.00 per share ("5% Cumulative Convertible
Preferred Stock") having the designations, rights and preferences set forth in the Company's Certificate of Designation attached hereto as Exhibit "A."

   2. Purchase and Sale of 5% Cumulative Convertible Preferred Stock. At the Closing (as defined in part 3), the Investor will purchase 200,000 shares of 5% Cumulative Convertible Preferred Stock for an aggregate consideration
of Two Million Dollars  ($ 2,000,000.00).   The initial
conversion price per common share shall be equal to the closing price of the Company's common stock as reported by
NASDAQ on December 19, 1997, plus  $1.50.   The Investor
will deliver the consideration for the 5% Cumulative Convertible Preferred Stock at the Closing in the form of
(i) a certified, cashier's or other check acceptable to the Company or by wire transfer of funds to an account designated by the Company or (ii) the Notes issued pursuant to the Note Purchase Agreement dated December 19, 1997, marked "paid in full," or (iii) by a combination thereof, in any case by mail or as the parties may otherwise agree. Delivery of the Notes marked "paid in full" shall result in a credit to the Investor of an amount equal to the principal and accrued interest outstanding thereunder; any credit balance due to the investor shall be paid to the investor at the Closing in the form of a certified, cashier's or other check acceptable to the Investor or by wire transfer of funds to an account designated by the Investor.

   3. Closing. The closing of the purchase and sale of the 5% Cumulative Convertible Preferred Stock (the "Closing") will take place by mail or as the parties may otherwise agree. At the Closing, the Company will deliver to the Investor a certificate evidencing the 5% Cumulative Convertible Preferred Stock to be purchased by the Investor, registered in the name of Investor or its nominee, upon payment of the consideration for the 5% Cumulative Convertible Preferred Stock purchased at the Closing in the form and amount described above. The Closing will be held on or before December 19, 1998, or at such other time and location as may be mutually agreed upon by the parties.

4. Closing Documents. At the Closing, the Company will deliver to the Investor all of the following documents:

        (i) certified copies of the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement, the issuance and sale of the 5% Cumulative Convertible Preferred Stock and the consummation of all other transactions contemplated by this Agreement;

        (ii) copies of the Certificate of Incorporation and the Company's By-Laws, each certified by the Secretary of the Company as in effect at the Closing;

       (iii) a certificate, executed by an officer of the Company on its behalf, certifying that the representations and warranties of the Company contained herein are true and correct in all material respects as of the Closing; and

        (iv)   such  other documents relating to the
     transactions contemplated   by  this  Agreement as the
     Investor may reasonably request.

   5. Covenants. The Company covenants and agrees with the Investor as follows:

   5A.  Financial Statements and Other Information.  The
Company will deliver to the Investor (so long as such Investor holds any 5% Cumulative Convertible Preferred
Stock) copies of all reports required to be filed by the Company pursuant to sections 13 and 14 of the Securities
Exchange Act of 1934.

   5B. Reservation of Common Stock. The Company will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the 5% Cumulative Convertible Preferred Stock, such number of shares of Common Stock as are issuable upon the conversion of the 5% Cumulative Convertible Preferred Stock. All shares of Common Stock which are so issuable will, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company will take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which will be immediately transmitted by the Company upon issuance).

   5C. Investor's Option to Require More Favorable Terms. If the Company enters into any agreement (or series of related agreements) involving the sale of 5% Cumulative
Convertible Preferred Stock or of any other class or series of the Company's Preferred Stock, $1.00 par value
("Preferred Stock"), having an aggregate purchase price of at least Five Hundred Thousand Dollars ($500,000) within two years after the execution of this Agreement by the Company and the Investor, the Investor shall have the right, at its option and upon written notice to the
Company:

         (i)  if  the security issued or to be issued
     pursuant to such agreement or series of agreements is 5% Cumulative Convertible Preferred Stock, to require
     that the  terms  of this   Agreement  be  amended  to
     provide, to the extent reasonably practicable, the same terms and conditions as those contained in such subsequent agreement or series of agreements, provided that the aggregate investment in the Company by the Investor pursuant to such revised agreement shall not be less than Two Million Dollars ($2,000,000);

     (ii) to the extent permitted by applicable laws (including without limitation laws pertaining to unlawful distributions and fraudulent conveyance), to rescind this Agreement, and to enter into a new agreement for the purchase of securities having an aggregate purchase price of Two Million Dollars ($2,000,000) on the terms and conditions offered pursuant to such subsequent agreement or series of agreements, provided that the Company shall not be required to pay any amount to the Investor in respect of the rescission of this Agreement, but shall instead be allowed to retain the purchase price paid hereunder as payment of the purchase price under the substituted agreement. The provisions of this subparagraph (ii) shall not apply unless the rescission and purchase can be effected pursuant to the exemption from registration provided by Rule 506 of Regulation D of the Securities and Exchange Commission.

      5D. Company's Option to Require Dividend Reinvestment. The Company shall pay any regular semiannual dividend payable upon the 5% Cumulative Convertible Preferred Stock in cash; provided, however, that the Company may elect when and if the same may be declared, but only in accordance with the actual declaration of such dividend, to require the Investor to reinvest all or any portion of such cash dividends toward the purchase of additional newly issued shares of 5% Cumulative Convertible Preferred Stock, at a purchase price per share equal to the Liquidation Value. If the Company elects to require any such reinvestment, the Company shall give notice of such election to the Investor within three (3) business days after such dividend is declared, stating the total amount of the dividend and the portion thereof as to which the Company has elected to require such reinvestment. The Company shall deliver to the Investor a certificate evidening the additional shares of 5% Cumulative Convertible Preferred Stock so issued within five (5) business days after the record date in respect of such dividend. Any shares of 5% Cumulative Convertible Preferred Stock issued pursuant to this paragraph 5D shall be duly authorized, validly issued, fully paid, nonassessable and subject to and participating in all rights, privileges, preferences and priorities provided for in this Agreement.

    The Company may, as a condition to the Investor's right to transfer any shares of 5% Cumulative
Convertible Preferred Stock, require that the transferee enter into an agreement to be bound by the provisions of this Section 5D.


     5E. The Company agrees to indemnify and hold harmless the Investor and each of its directors, employees, agents and representatives against all losses, damages, claims and expenses (including reasonable attorneys' fees) arising from the assertion of claims against the Investor related to the sale to parties other than the Investor of 5% Cumulative Convertible Preferred Stock, or securities having similar terms and conditions, however arising including, without limitation, from representations, warranties, agreements or other conversations or documents such as the Private Placement Memorandum of the Company dated October
1997, or any similar memorandum, prospectus or offering circular, that have been or may be issued or communicated in respect of such securities, as any such of the above may be amended, restated or otherwise modified.

  6. Representations and Warranties.

    6A. Representations by Company. The Company represents, warrants and agrees as follows:

   (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except for such failure to so qualify or be in such good standing, which, when taken together with all other such failures, is not reasonably likely to have a
material adverse   effect  on  the  financial   condition,
properties, business or results of operations of the Company or the interest of shareholders in the Company (a "Material Adverse Effect"). The Company has the requisite corporate power and authority to carry on its businesses as they are now being conducted.

   (ii) The authorized capital stock of the Company as of the date hereof consists of 50,000,000 shares of Common Stock, of which 4,230,501 were issued and outstanding as of the date hereof, and none were held in treasury, and 10,000,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock"), of which 0 shares were issued and outstanding on the date hereof. All of the outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. As the date hereof, there were outstanding options and warrants to purchase an aggregate of 3,107,738 shares of Common Stock.

   (iii) The 5% Cumulative Convertible Preferred Stock, and any 5% Cumulative Convertible Preferred Stock issued pursuant to paragraph 5D above, when issued in compliance with the provisions of this Agreement, will be duly authorized and validly issued. The issuance of the 5% Cumulative Convertible Preferred Stock and any additional 5% Cumulative Convertible Preferred Stock issued pursuant to paragraph 5D above will not be subject to any preemptive rights or rights of first refusal created by the Company. The shares of Common Stock issuable upon conversion of the 5% Cumulative Convertible Preferred Stock have been duly authorized and validly reserved. The shares of Common Stock issuable upon conversion of the 5% Cumulative Convertible Preferred Stock are not subject to any preemptive rights or rights of first refusal created by the Company, and upon conversion and cancellation of the 5% Cumulative Convertible Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable and will be free of any liens and encumbrances created by the Company.

   (iv) The Company has the requisite corporate power and authority and has taken all corporate action necessary in order to authorize, execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform the acts contemplated on its part hereunder. This Agreement is a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws
affecting   creditors'  rights  generally  or  by  equitable
principles.

   (v) The offer, sale and issuance of the 5% Cumulative Convertible Preferred Stock and the shares of Common Stock issuable upon conversion thereof as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities
Act"), and  from the registration   or qualification
requirement of the laws of any applicable state or other jurisdiction. Except as the same shall have been made or obtained at or prior to the Closing, and except for Form D and related state securities law filings with the Securities and Exchange Commission and applicable state securities boards to be made following the Closing, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any governmental or regulatory authority, agency, commission, court or other entity, domestic or foreign ("Governmental Entity"), in connection with the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby and the performance of the acts contemplated on the part of the Company hereunder.

   (vi) The Company is not in violation of any term of its Certificate of Incorporation or By-Laws. Except as may be disclosed in Exhibit "B" hereto, the Company has, to the best of its knowledge, information and belief, complied in all material respects with all material leases, contracts,
notes, mortgage,   indentures,   arrangements or other
obligations and commitments ("Contracts") to which the Company is a party or by which the Company or its assets are bound or subject, and there does not currently exist any event of default under any such agreement or any event which, after notice or lapse of time or both, would constitute an event of default under such agreement, plan, arrangement or commitment, in each case to the extent that such failure to comply, event of default or event which would constitute an event of default would result in a Material Adverse Effect to the Company. The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated hereby and the performance of the acts contemplated on the part of the Company hereunder will not, constitute or result in
(A) a breach or violation of, or a default under, the Certificate of Incorporation or By-Laws of the Company, or
(B) a breach, violation or event triggering a right of termination of, or a default under, or the acceleration of or the creation of a lien, pledge, security interest or other encumbrance on assets (with or without the giving of notice or the lapse of time or both) pursuant to any provisions of any Contract or any law, rule, ordinance or regulation, agreement, instrument or judgment, decree, order or award to which the Company or its assets are bound or any governmental or non-governmental authorization, consent, approval, registration, franchise, license or permit under which the Company conducts its business.

   (vii) No investment banker, broker or finder is entitled to any financial advisory, brokerage or finder's fee or other similar payment from either the Investor or the Company based on agreements, arrangements or undertakings made by the Company or any of its directors, officers or employees in connection with the transactions and acts contemplated hereby except as may be disclosed in Exhibit "C" hereto.

   (viii) In furnishing information to the Investor for purposes of this Agreement, the Company has not made any untrue statement of material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

   (ix) The Company possess all patents, patent rights, trademarks, service marks, trademark rights, service mark rights, trade names, trade name rights, copyrights, mask works, trade secrets, proprietary software, proprietary rights and process necessary to conduct its business as now conducted and as planned to be conducted, without, to the
best   of   the  Company's  knowledge,  conflict with or
infringement upon any valid rights of others, the lack of which could have a Material Adverse Effect, and has not received any notice of infringement upon or conflict with the asserted rights of others. The Company has all permits, licenses and other similar authority necessary for the conduct of its business as now being conducted and as planned to be conducted, the lack of which could have a Material Adverse Effect, and it is not in default in any material respect under any of such permits, licenses or other similar authority.

   (x) The Company has heretofore delivered or made available to the Investor complete and correct copies of all reports and other filings filed by The Company with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since January 1, 1994, through the date hereof (such reports and other filings are collectively referred to herein as the "Company Exchange Act Filings"). Except as set forth in Exhibit C hereto, as of their
respective dates, the  Company  Exchange Act   Filings
substantially complied in all material respects with the published rules and regulations of the SEC with respect thereto and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of the Company included in the Company Exchange Act Filings (i) were prepared from the books and records of the Company, (ii) were prepared in accordance with generally
accepted   accounting   principles,  except   as otherwise
permitted   under  the  Exchange  Act  and  the  rules and
regulations thereunder and (iii) present fairly in all material respects the financial position of the Company as at the dates thereof and the results of its operations and cash flows for the periods then ended, subject to the qualifications set forth in the respective Reports of Independent Auditors thereto. The unaudited consolidated financial statements included in the Exchange Act Filings comply in all material respects with the published rules and regulations of the SEC with respect thereto; and such
unaudited consolidated  financial  statements (i)   were
prepared  from  the books and records of the  Company,  (ii)
were   prepared   in  accordance  with  generally   accepted
accounting principles, except as otherwise permitted under the Exchange Act and the rules and regulations thereunder, applied on a consistent basis (except as may be expressly indicated therein or in the notes thereto) and (iii) present fairly the financial position of the Company as at the dates thereof and the results of its operations and cash flows for the periods then ended, subject to the same qualifications as set forth in the audited financial statements in the respective Reports of Independent Auditors, and subject to normal year-end adjustments which would not have a material adverse effect on the Company and any other adjustments expressly described therein or in the notes thereto.

   (xi) The Private Placement Memorandum of the Company, dated October 1997 as updated or replaced, and all other documents, certificates, schedules or written statements furnished to the Investor by or on behalf of the Company in connection with the transactions contemplated hereby as of the date thereof did not contain any untrue statement of a material fact and do not omit to state any material fact necessary in order to make the statements contained therein or herein not misleading in the light of the circumstances under which they were made.

   (xii) The Company has no outstanding indebtedness for borrowed money except as reflected in the Financial Statements and the notes thereto and is not a guarantor or otherwise contingently liable for any such indebtedness
(including,  without  limitation,  liability   by   way of
agreement, contingent or otherwise, to purchase, provide funds for payment, supply funds or otherwise invest in any debtor or otherwise to insure any creditor against loss).
Except as set forth in Exhibit B, the Company is not in default under the provisions of any instrument evidencing any indebtedness of the Company or any agreement relating thereto.

   (xiii) The Company maintains insurance to protect the Company and its financial condition against the risks involved in the business conducted by the Company to the extent and in the manner customary for companies in similar businesses similarly situated.

  (xiv) There is no litigation, action, suit, proceeding or investigation pending or threatened against or affecting the Company before any court or before any governmental or administrative agency which contests the Company's right to own, produce, manufacture, update, maintain, sell or use any product, database, software, process, method, substance, part or other material presently or planned to be owned, produced, manufactured, updated, maintained, sold or used by the Company in connection with the operations of the Company. The Company has no actual knowledge or belief that
(I) there presently exists, or there is pending or planned, any patent, invention, device, application or any statute, rule, law regulation, standard or code which would have a Material Adverse Effect or (ii) there is any other factor (other than fire, flood, earthquake, accident, act of war or civil commotion, or any other cause or event beyond the control of the Company) which may Materially Adversely Effect the condition (financial or otherwise), prospects or operations of the Company.

   (xv) Since the latest date of the Financial Statements, the Company has conducted business only in the ordinary and usual course of business and, other than as specifically or generally reflected on the Financial Statements, there has not been any event or condition of any character which, alone or in combination, is a Material Adverse Effect, including but not limited to:

      (a) any material adverse change in the condition, prospects, assets, liabilities or business of the Company from that reflected in the Financial Statements;

      (b) any damage, destruction or loss of any of the properties or assets of the Company (whether or not covered by insurance) materially adversely affecting the assets, properties, financial conditions, operations, prospects, business or plans of the Company;

      (c) any material adverse change or amendments to a contract or arrangement by which the Company or any of its assets is bound or subject;

      (d) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any such stock by the Company;

      (e) any waiver by the Company of a valuable right or material debt owed to it;

      (f) any labor trouble, or any event or condition of any character, materially adversely affecting the business or plans of the Company.

       (xvi)  The Company has filed within the time prescribed
     by law (including   extensions  of  time  approved by the
     appropriate taxing authority) all tax returns and reports required to be filed with the United States Internal Revenue Service and with the State of Delaware and (except to the extent that the failure to file would not have a Material Adverse Effect) with all other jurisdictions where such filing is required by law; and the Company has paid, or made adequate provision in the Financial Statements for the payment of, all taxes, interest, penalties, assessments or deficiencies shown to be due or claimed to be due on or in respect of such tax returns and reports. The Company knows of (i) no unpaid assessment for additional taxes for any fiscal period or any basis therefor and (ii) no other tax returns or reports which are required to be filed which have not been so filed.

   6B. Representations by Investor. The Investor represents, warrants and agrees as follows:

        (i) Investor is purchasing the 5% Cumulative Convertible Preferred Stock for its own account for the purpose of investment and not with a view toward the redistribution or resale of any thereof. Investor is not a party to any arrangement, understanding or agreement for transferring or disposing of the 5% Cumulative Convertible Preferred Stock;

        (ii)   Investor  is  aware that the purchase  of  the
     5% Cumulative   Convertible  Preferred   Stock
     represents   a speculative investment;

        (iii) Before executing this Agreement, representatives of Investor were furnished all information with respect to the Company that they requested and representatives of Investor were given the opportunity to ask Company executives all questions that such representatives had;

         (iv)   Investor  confirms  that  it  is  an
     "Accredited Investor", as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act;

       (v) Investor confirms that it is able to bear the economic risk inherent in its investment and understands that there currently is no, and that there may not ever be any, private or public market for the 5% Cumulative Convertible Preferred Stock in the event that Investor needs to liquidate its investment;

       (vi)  Investor agrees that it will not offer or sell
     the 5% Cumulative Convertible Preferred Stock or any of the shares of Common Stock into which the 5% Cumulative Convertible Preferred Stock are convertible unless the 5% Cumulative Convertible Preferred Stock or such shares of Common Stock are registered under the Securities Act and under all applicable state securities laws, unless Investor has established to the reasonable satisfaction of the Company that no such registration is required;

       (vii) Investor agrees that appropriate restrictive endorsements will be placed on the certificate(s) evidencing the 5% Cumulative Convertible Preferred Stock and on the certificate(s) evidencing the shares of Common Stock into which the 5% Cumulative Convertible Preferred Stock is convertible to reflect the foregoing and that the Company will give appropriate stop transfer instructions to the person in charge of the transfer of its securities, including the 5% Cumulative Convertible Preferred Stock and the Common Stock.
     Upon request of the holder of such certificate(s), the Company shall give an instruction to the transfer agent to process the transfer if (i) with such request, the Company shall have received either (A) an opinion of legal counsel, addressed to the Company and reasonably satisfactory in form and substance to the Company, to the effect that the proposed transfer of such securities may be effected without registration under the Securities Act, or (B) a "no-action" letter from the Securities and Exchange Commission (the "Commission") to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, or (ii) such holder is eligible to utilize paragraph (k) of Rule 144 (or any successor rule) as then in effect under the Securities Act.

       (viii) No investment banker, broker or finder is entitled to any financial advisory, brokerage or finder's fee or other similar payment from either the Investor or the Company based on agreements, arrangements or undertakings made by the Investor or any of its directors, officers or employees in connection with the transactions and acts contemplated hereby.

  7. Registration Rights.

   7A. The Investor shall have the registration rights set forth in this section 7A(i) and (ii).

           (i)  From  and  after  the  first  anniversary  of
     this Agreement, the Investor shall have the right, by written notice to the Company, to require the Company to use its best reasonable efforts to register the sale under the Securities Act of 1933, as amended (the "Securities Act") on up to two occasions all or any shares of the Common Stock issued or issuable upon conversion of the 5% Cumulative Convertible Preferred Stock owned by the Investor ("Demand Covered Shares") representing at least one percent (1%) of the shares of Common Stock outstanding. The Company shall have no obligation with respect to the selection by the Investor of any underwriter to be used in connection with such sale, but shall have the right to approve such selection, which approval shall not be unreasonably withheld or delayed. The Company shall be entitled to sell shares of Common Stock (to be newly issued or from shares held in treasury) and/or have other shareholders sell shares of Common Stock pursuant to such demand registration unless the Investor's underwriters believe, or if the offering is not underwritten, upon a good faith determination by the Investor's Board of Directors or a committee thereof that such inclusion would adversely affect the success of the proposed offering by the Investor. The Company shall be entitled to defer filing any registration statement with respect to such demand registration (A) for a reasonable period in order to insure that such filing would not result in an effective registration statement within six (6) months of an underwritten offering by the Company of its securities for its own account or (B) for a period of up to ninety (90) days upon a good faith determination by the Company's management that the filing of a registration statement at such time would be detrimental to the Company due to the pendency of a material acquisition or financing or for other reasonable cause. Investor may request that the Company withdraw any such registration statement at any time prior to its effectiveness; provided that, any such withdrawn registration statement shall be treated as a completed registration fulfilling the obligations of the Company pursuant to this section 7A(i) unless the Investor shall reimburse the Company for all of the Company's costs and expenses incurred in connection with such registration within thirty days following the request to withdraw. In the event a registration statement has not been filed within one hundred eighty (180) days of demand because of the lack of good faith efforts by the Company, then for each thirty
     (30) day period thereafter until a registration statement has been filed, the Company shall be required to issue to Investor an additional one percent (1%)
     of  the  shares requested to be registered.

        (ii) If the Company proposes to sell shares of Common Stock for its own account and to register the sale of such shares under the Securities Act, or if the Company proposes to register the sale of shares of Common Stock to be sold for the account of any shareholder, it shall give written notice of such proposed registration to Investor as promptly as possible and shall, subject in all cases to section 7B, use its reasonable efforts to include in the offering such number of shares of Common Stock received by Investor upon conversion of the 5% Cumulative Convertible Preferred Stock then owned by Investor as Investor shall request to be included ("Piggyback Covered Shares" and together with Demand Covered Shares, "Covered Shares") within twenty-five (25) days after the giving of such notice, such offering to be upon the same terms (including method of distribution) as the securities being sold by the Company or any selling shareholder pursuant to any such offering.

   7B.  The  Company's  obligation to include  Piggyback
Covered Shares owned by Investor in any offering pursuant to section 7A(ii) shall in all cases be subject to the following limitations and qualifications:

          (i) The Company shall not be required to give notice to Investor or include such shares in any such registration if the proposed registration is (A) a registration of a stock option or compensation plan or of Common Stock issued or issuable pursuant to any such plan, (B) a registration of Common Stock proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation, or (C) to be on a form of registration statement for which the Piggyback Covered Shares are not eligible;

          (ii) The Company may require that the number of Piggyback Covered Shares requested to be included in such registration be reduced, or that all such shares be excluded from any such registration, if it is advised
     in  writing  by  its managing underwriter  (or,  if   the
     offering   is not underwritten,  upon  a  good  faith
     determination by the Company's board of directors) that such reduction or exclusion, as the case may be, is necessary to avoid materially adversely affecting the public offering of the securities being offered by the Company. If the Company shall require such a reduction, Investor shall have the right to withdraw from the offering;

        (iii) In the event that the number of shares of Common Stock included in any registration is to be reduced pursuant to section 7B(ii):

            (A)  If the registration in question is one
          initiated by any person or persons other than the Company exercising demand registration rights in order to allow the sale of Common Stock for the account of such person or persons, then any reduction in the number of shares to be included in such registration shall first affect only shares other than the shares of Common Stock requested to be included by the person or persons initiating the registration; and

            (B) Subject to subparagraphs 7B(iii)(A) and (B), in the event that the Company requires that the number of shares to be included in such registration be reduced, such reduction shall be applied pro rata among all parties having registration rights in proportion to the number of shares requested to be registered by each.

        (iv) The Company shall not be required to include any Piggyback Covered Shares in any registration to the extent that the inclusion thereof would result in a reduction in the number of shares included in the registration by the person or persons (including the Company) initiating the registration in question or would reduce the per share price of the offering.

        (v)  The Company may, in its sole discretion and
     without the   consent   of  Investor,  withdraw  such
     registration statement  and  abandon  the  proposed
     offering  in   which Investor had requested to
     participate.

   7C  In  connection  with any registration  of  Covered
Shares undertaken by the Company pursuant to this part 7, the Company shall:

     (i)  prepare  and file with the Securities  and  Exchange
Commission (the "Commission") a registration statement with respect to such shares and use its best efforts to causesuch registration statement to become effective;

     (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement current for such period not to exceed 180 days as Investor shall request and to comply with the provisions of the Securities Act with respect to the sale of all Covered Shares covered by such registration statement during such period;


    (iii) provide Investor a reasonable opportunity to review prior to filing (A) any registration statement filed by the Company in connection with a registration in which Investor is participating pursuant to this part 7, and (B) any amendments or supplements to such registration statement and any prospectus used in connection therewith;

   (iv)  furnish to Investor such number of conformed copies
of  such  registration statement and of each such  amendment
and supplement  thereto  (in  each  case   including     all
exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and prospectus supplement), in conformity with the requirements of the Securities Act, and such other documents as Investor may reasonably request in order to facilitate the sale of the Covered Shares covered by such registration statement;

   (v) use its best efforts to register or qualify the Covered Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as Investor shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable Investor to consummate the sale in such jurisdictions of such shares; provided that the Company shall not for any such purpose be required to register or qualify the covered shares covered by such registration statement in any jurisdiction in which the Common Stock is not then qualified for public trading, to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this section 7C(v) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction, and provided further that, in the case of a registration pursuant to section 7A(ii), in the event that the Investor proposes to sell such shares in any jurisdiction in which the Company or any selling shareholder other than Investor does not propose to sell shares being registered, the
expense  of  registration  or  qualification  in  any   such
additional  jurisdictions other  than  those  in  which  the
Company or any selling shareholder other than Investor proposes to sell, including all legal fees incurred in
connection    with   such   additional   registrations or
qualifications, shall be borne by Investor;

   (vi) notify Investor at any time when a prospectus relating to the Covered Shares covered by such registration statement is required to be delivered under the Securities Act, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of Investor promptly prepare and furnish to Investor a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the
statements   therein  not  misleading  in   light of the
circumstances then existing;

   (vii) use its best efforts to cause all of the Covered Shares included in such registration statement to be listed on each securities exchange on which securities of the same class issued by the Company are then listed or, if there shall then be no such listing, to be accepted for quotation on NASDAQ; and

   (viii)   provide a transfer agent and registrar  for  the
Covered  Shares covered by such registration  statement  not
later than   the  effective  date  of  such   registration
statement; and

   7D. For as long as Investor shall continue to hold any Covered Shares, the Company shall use reasonable efforts to file, on a timely basis, all annual, quarterly and other reports required to be filed by it under Sections 13 and 15(d) of the Exchange Act, and the rules and regulations of the Commission thereunder, as amended from time to time. In the event of any proposed sale of Covered Shares by Investor pursuant to Rule 144 (or any successor rule) under the Securities Act, the Company shall cooperate with Investor so as to enable such sales to be made in accordance with applicable laws, rules and regulations, the requirements of the Company's transfer agents, and the reasonable requirements of the broker through which the sales are proposed to be executed.

   7E. The costs and expenses of any registration effected pursuant to this part 7 shall be allocated as provided in this section 7E:

        (i) "Registration Expenses" shall mean all expenses incurred by the Company in complying with
     this  part  7, including,    without    limitation,    all
     registration, qualification and filing fees, printing expenses, escrow fees, transfer agents' and registrars' fees, fees and disbursements of counsel for
     the Company, blue sky fees  and expenses,   and  the
     expense  the  Company's   accountants, including  the
     cost of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

        (ii)   "Selling  Expenses" shall  mean  all
     underwriting discounts and selling commissions applicable to the sale and all fees and disbursements of counsel for any holder.

        (iii) In connection with any registration pursuant to section 7A(i), the Company shall pay all Registration Expenses, and Investor shall pay all Selling Expenses; provided that, in the event that the Company or any other person shall include shares of
     Common  Stock  in   such registration,   Selling  Expenses
     (other  than   fees and disbursements of counsel to any
     such person) shall be shared among all such persons including shares pro rata based upon the number of Common Shares included in the registration by each such person.

        (iv) In connection with any registration initiated by the Company in which Investor participates pursuant to section 7A(ii), the Company shall pay all Registration Expenses, and Investor shall pay all Selling Expenses attributable to the inclusion in the offering of the Covered Shares being sold by Investor.

        (v) In connection with any registration initiated by any person other than the Company or the Investor in which Investor participates pursuant to section 7A(ii), the Company or such person shall pay all Registration Expenses, as may be provided by the agreement granting registration rights to such person, and Investor shall pay all Selling Expenses attributable to the inclusion in the offering of the Covered Shares being sold by Investor.

   7F. In the case of each registration effected by the Company pursuant to this part 7, the Company agrees to indemnify and hold harmless Investor, each person who controls the Investor, the directors and employees of Investor, each underwriter of the Covered Shares so registered and each person who controls any such underwriter within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities to which they or any of them may become subject under the Securities Act or any other statute or common law, including any amount paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the written consent of the Company, and to reimburse them for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of the Covered Shares, or any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged
untrue  statement  of  a  material   fact contained in  any
preliminary prospectus, if used prior to the effective date of such registration statement, or contained in the final prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) if used within the period during which the Company is required to keep the registration statement to which such prospectus relates current, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained in this section 7F shall not (x) apply to such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing
to  the  Company  by  Investor  or   such underwriter  for  use
in connection with the preparation of the registration statement, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement thereto, or (y) inure to the benefit of any underwriter or any person controlling such underwriter, if such underwriter failed to send or give a copy of the final prospectus to the person asserting the claim at or prior to the delivery of certificates representing Covered Shares or of written confirmation of the sale of Covered Shares to such person and if the untrue statement or omission concerned had been corrected in such final prospectus.

   7G. In the case of a registration effected by the Company pursuant to this part 7, Investor and each underwriter of the Covered Shares to be registered shall agree in the same manner and to the same extent as set forth in section 7F to indemnify and hold harmless the Company, each person who controls the Company, the directors of the Company and those of its officers who shall have signed any such registration statement, with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, such registration statement or any post-effective amendment thereto or any preliminary prospectus or final prospectus (as amended or as supplemented, if amended or supplemented as aforesaid)
contained   in   such registration statement, if such statement
or omission was made in reliance upon and in conformity with information furnished in writing to the Company by Investor or any such underwriter for use in connection with the preparation of such registration statement or any preliminary prospectus or final prospectus contained in such registration statement or any such amendment or supplement thereto.

   7H. Each indemnified party shall, with reasonable promptness after its receipt of written notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought from an indemnifying party on account of an indemnity agreement contained in this part 7, notify the indemnifying party in writing of the commencement thereof. In case any such action shall be brought against any indemnified party and it shall so notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this part 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnity agreements in this part 7 shall be in addition to any liabilities that the indemnifying parties may have pursuant to law.

   7I.   If the indemnification provided for in this part 7
shall be unavailable to or insufficient to hold harmless an indemnified party under sections 7F or 7G above in respect of any losses, claims, damages or liabilities (or actions in
respect  thereof) referred   to  therein,  then  the
indemnifying  parties   shall contribute  to  the  amount paid
or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportions as are appropriate to reflect to the relative benefits received by the respective indemnifying parties from the offering of the Covered Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required under section 7H above, then each indemnifying party shall contribute to such amount paid by or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the indemnifying parties shall be deemed to be in the same proportion as the net proceeds to any such party bear to the  total  net proceeds  from  the  offering  before
deducting  expenses.   The relative  fault shall be determined
by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the respective indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

   7J. The registration rights granted pursuant to this part 7 shall not be available with respect to covered shares if such Covered Shares then held by the Investor may be sold pursuant to Rule 144 (or any successor rule) during the three month period immediately succeeding Investor's notice or request pursuant to Section 7A.

  8. Miscellaneous.

  8A. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided that, the rights granted to the Investor pursuant to part 7 hereof shall not be transferred or assigned by Investor other than to an entity wholly owned by Investor.

   8B. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be
ineffective only to the  extent  of such   prohibition   or
invalidity,  without  invalidating   the remainder of this
Agreement.

  8C. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

   8D. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not
constitute a                                              part
of this Agreement.
   8E. Governing Law; Venue The corporate law of Delaware will govern all issues concerning the relative rights of the Company and its stockholders. All other questions
concerning   the construction,  validity and interpretation of
this Agreement and the exhibits and schedules hereto will be governed by the internal law, and not the law of conflicts, of Delaware. It is the intention of the parties that proper venue for any action, suit or proceeding arising pursuant to this Agreement or in connection with the transactions contemplated herein shall be in Travis County, Texas. Each party agrees that any such action, suit or proceeding shall be brought before a state or federal court sitting in the City of Austin, Travis County, Texas and waives any objection to venue in such court. Each party waives the right to demand a jury in any action, suit or proceeding arising pursuant to this Agreement.

  8F. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement (other than notice of a telephonic meeting of the Company's board of directors, which may be given by telephone) will be in writing and will be deemed to have been given either when delivered personally or three business days after having been mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications will be sent to the Investor and to the Company at the address indicated below:

If to the Company:

Electrosource, Inc.
2809 IH 35 South
San Marcos, Texas 78666
Attention: Michael G. Semmens

With a copy to:

Bret Van Earp
Attorney-at-Law
100 Congress Avenue, Suite 1800
Austin, Texas 78701
If to the Investor:
Corning Incorporated
Attn: Corporate Secretary
One Riverfront Plaza
Corning, New York 14831

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


ELECTROSOURCE, INC.                CORNING INCORPORATED
By:/s/ MICHAEL G. SEMMENS          By:/S/ DAVID H. FULLER
Printed Name:Michael G. Semmens    Printed Name:  David H. Fuller
Title:  President, CEO and         Title: Division Vice President and
        Chairman of the Board             Director

                           EXHIBIT "A"
                TO SECURITIES PURCHASE AGREEMENT DATED
                    _____________, 1998

                   CERTIFICATE OF DESIGNATION

                       ELECTROSOURCE, INC.

           5% CUMULATIVE CONVERTIBLE PREFERRED STOCK,
$1.00 PAR VALUE ("5% CUMULATIVE CONVERTIBLE PREFERRED STOCK")
Pursuant to Section 151 of the General Corporation Law of the
State of Delaware and Article Four of its Restated
Certificate of Incorporation, Electrosource, Inc., a
corporation  organized  and existing under  the  laws  of
the  State  of   Delaware   (the "Corporation"),

    DOES HEREBY CERTIFY that pursuant to the authority conferred upon the Board of Directors of the Corporation by the Restated Certificate of Incorporation of the Corporation and by the General Corporation Law of the State of Delaware, said Board of Directors, at a meeting duly called and held on December 19, 1997, adopted a resolution providing for the creation of a new series of Preferred Stock, to be designated 5% Cumulative
Convertible  Preferred  Stock,  consisting  of  not   more
than 1,000,000 shares, which resolution reads in its entirety as follows:

    RESOLVED, that pursuant to the authority provided in the Corporation's Restated Certificate of Incorporation and expressly granted to and vested in the Board of Directors of the Corporation, this Board of Directors hereby creates out of the Preferred Stock, $1.00 par value per share, a new series of Preferred Stock to be designated 5% Cumulative Convertible Preferred Stock, consisting of 1,000,000 shares, and this Board of Directors hereby fixes the designation and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, to the extent not otherwise provided in the Corporation's Restated Certificate of Incorporation, as follows:

Designation of Series

    The  designation of the new series of Preferred Stock
created by  this resolution shall be "5% Cumulative
Convertible Preferred Stock."   The powers,   preferences
and   rights,   and the qualifications,  limitations  and
restrictions thereof, to the extent not otherwise provided in the Corporation's Restated Certificate of Incorporation, shall be as follows:

Part 1.   Dividends.

     1A. Cumulative Dividends. Dividends shall accrue on the 5% Cumulative Convertible Preferred Stock at a rate per annum per share equal to five percent (5%) of the Liquidation Value of each share of 5% Cumulative Convertible Preferred Stock, and shall be payable when and as declared by the Board of Directors. All dividends declared upon the 5% Cumulative Convertible Preferred Stock shall be payable semiannually on June 30 and December 31 of each year. Dividends upon the 5% Cumulative Convertible Preferred Stock shall be cumulative, and no dividend or distribution shall be made upon the Common Stock or any Junior Securities until all dividends accrued with respect to the 5% Cumulative Convertible Preferred Stock, whether or not declared, have been paid.

Part 2.   Liquidation.

    2A. Liquidation Preference. Upon any liquidation,
dissolution or winding   up  of  the  Corporation,  whether
voluntary or involuntary, the holders of outstanding 5% Cumulative Convertible Preferred Stock will be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all 5% Cumulative Convertible Preferred Stock outstanding. If, upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the 5% Cumulative Convertible Preferred Stock are insufficient to permit payment to such holders of the aggregate amount that they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such holders in proportion to the full respective preferential amounts to which they are entitled.
Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of 5% Cumulative Convertible Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than twenty days prior to any payment date stated therein, to the holders of 5% Cumulative Convertible Preferred Stock, at the address shown on the books of the Corporation or the transfer agent for the 5% Cumulative Convertible Preferred Stock.

Part 3.   Redemptions.

    3A. Redemption at Option of Corporation. No shares of the 5% Cumulative Convertible Preferred Stock may be redeemed without the consent of the holder of such shares prior to
January  1, 2000.   From  and  after [January 1, 2000], the
Corporation may redeem from time to time and at such times as it may appoint, all or any part of the shares of 5% Cumulative Convertible Preferred Stock outstanding. For each Preferred Share that is to be redeemed pursuant to this part 3, the Corporation will be obligated on the redemption date to pay the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Preferred Share) an amount in immediately available funds equal to the Liquidation Value thereof. In the case of a redemption of a part only of the 5% Cumulative Convertible Preferred Stock, the shares to be redeemed shall be selected by lot or in such other manner as the Board of Directors may determine. Notwithstanding the foregoing, if the Corporation is in default with respect to any dividend payable on or any sinking or other purchase fund or other requirement relating to shares of Preferred Stock of the Corporation,
it shall   not  redeem  any  shares  of  5%  Cumulative
Convertible Preferred Stock except pro rata pursuant to offers of sale made by holders of the all series of Preferred Stock in response to an invitation for tenders given simultaneously by the Corporation by mail to the holders of all shares of the Preferred Stock then outstanding.

   3B.    Notices.  Unless otherwise required by law,  notice
of redemption will be sent to holders of 5% Cumulative Convertible Preferred Stock at the address shown on the books of the Corporation or any transfer agent for the
5%   Cumulative Convertible Preferred Stock by first-class
mail, postage prepaid, mailed  not less than twenty, nor more than sixty days  prior  to the  redemption  date.  Each such
notice shall  state:   (i)  the redemption date; (ii) the
total number of shares of 5% Cumulative Convertible Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number  of such shares to be redeemed from such holder; (iii) the redemption price;
(iv)  the  place  or places where certificates  for  such
shares are to be surrendered for payment of the redemption
price; and    (v) the conversion rights of the shares to be
redeemed, the period within which conversion rights may be exercised, and the Conversion Price and number of shares of Common Stock issuable upon conversion of a share of 5% Cumulative Convertible Preferred Stock on the date such notice is sent.

    3C.  Redeemed or Otherwise Acquired 5% Cumulative
Convertible Preferred   Stock.  Any  shares  of  5%
Cumulative   Convertible Preferred  Stock that are redeemed
or otherwise acquired by the Corporation will be canceled and will not be reissued, sold or transferred.

Part 4.   Voting Rights

   4A. General. Except as required by the General Corporation Law of Delaware and Section 4B hereof, holders of 5% Cumulative Convertible Preferred Shares shall not be entitled to vote with respect to such 5% Cumulative Convertible Preferred Shares on any matter to be voted upon by the Corporation's shareholders.

    4B.   So  long  as  any  shares of 5% Cumulative
Convertible Preferred Stock are outstanding, the consent of the holders of at least a majority of the outstanding shares of 5% Cumulative Convertible Preferred Stock, given in person or by proxy, either at a regular meeting or at a special meeting called for that purpose, at which the holders of 5% Cumulative Convertible Preferred Stock shall vote separately as a series, shall be necessary for effecting, validating or authorizing any one or more of the following:

      (i) the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, as amended, of the Corporation or any amendment thereto or any other certificate filed pursuant to law (including any such alteration, amendment or repeal effected by any merger or consolidation to which the Corporation is a party) that would adversely change any of the rights, powers or preferences of outstanding shares of 5% Cumulative Convertible Preferred Stock; or

      (ii) any merger or consolidation with or into, or any sale, transfer, exchange or lease of all or substantially all of the assets of the Corporation to, any other corporation, in either case that would adversely change any of the rights, powers or preferences of outstanding shares of 5% Cumulative
   Convertible Preferred Stock.

Part 5.   Conversion.

   5A. Conversion Procedure.

     (i) Any holder of 5% Cumulative Convertible Preferred Stock may convert all or any portion of the shares of 5% Cumulative Convertible Preferred Stock held by such holder into a number of shares of the Corporation's Common Stock computed by multiplying
     the  number  of  shares   of 5% Cumulative  Convertible
     Preferred Stock to be converted by $10.00 and dividing the result by the "Conversion Price" (as defined below) then in effect.

(ii) Each conversion of 5% Cumulative Convertible Preferred Stock will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the shares of 5% Cumulative Convertible Preferred Stock to be converted have been surrendered at the principal office of the Corporation duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) together with a notice of conversion specifying (i) the number of shares of 5% Cumulative Convertible Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock and for any shares of 5% Cumulative Convertible Preferred Stock not to be so converted to be issued (together with an opinion of counsel that the transfer may be made without registration if the name is different than that of the holder) and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion. At such time as such conversion has been effected, the rights of the holder of such 5% Cumulative Convertible Preferred Stock as such holder will cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common
Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

(iii) As soon as possible after a conversion has been effected (but in any event within five business days in the case of subparagraph (a) below), the Corporation will deliver to the converting holder:

        (a) a certificate representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

        (b) the amount payable under subparagraph (vi) below with respect to fractional shares of Common Stock otherwise issuable upon such conversion; and

        (c) a certificate representing any shares of 5% Cumulative Convertible Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

(iv) The issuance of certificates for shares of Common Stock upon conversion of 5% Cumulative Convertible Preferred Stock will be made without charge to the holders of such 5% Cumulative Convertible Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of each share of 5% Cumulative Convertible Preferred Stock, the Corporation will take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion will be duly authorized, validly issued, fully paid and nonassessable.

(v) The Corporation will not close its books against the transfer of 5% Cumulative Convertible Preferred Stock or of Common Stock issued or issuable upon conversion of 5% Cumulative Convertible Preferred Stock in any manner which interferes with the timely conversion of 5% Cumulative Convertible Preferred Stock.

(vi) If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph (vi),
be   deliverable  upon  any  conversion  of  5%   Cumulative
Convertible Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, may at its option pay a cash adjustment for such fraction equal to the same fraction of the greater of (i) the Liquidation Value divided by the number of shares of Common Stock into which each share
of  5%  Cumulative  Convertible  Preferred  Stock       is
convertible and (ii) the fair market value per share of  the 5%
Cumulative Convertible Preferred Stock at the  close     of
business on the date of conversion, as determined in good faith by the board of directors of the Corporation.

(vii)       The   Corporation  shall  make  no  payment   or
adjustment on account of any dividends accrued on the shares of 5% Cumulative Convertible Preferred Stock surrendered for conversion except that all dividends accrued and unpaid on such shares up to the dividend payment date immediately preceding such surrender for conversion shall constitute a debt of the Corporation payable without interest to the converting shareholder, and no dividend shall be declared or paid in respect of shares of Common Stock until such debt shall be fully paid or sufficient funds set apart for the payment thereof.

    5B. Conversion Price. The initial Conversion Price for each share of 5% Cumulative Convertible Preferred Stock will be equal to
_____________ ($____), on the date of closing.  In  order     to
prevent dilution of the conversion rights granted under this part 5, the Conversion Price will be subject to adjustment from time to time pursuant to this part 5; provided that the Conversion Price will in no event be less than the aggregate amount necessary to equal the par value of the shares of Common Stock into which a share of 5% Cumulative Convertible Preferred Stock is convertible.

    5C.  Subdivision  or  Combination of  Common  Stock.  If  the
Corporation   subdivides  (by  any  stock  split,  common   stock
dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price
in  effect immediately prior to such subdivision shall       be
proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

   5D. Reorganization, Reclassification, Consolidation, Merger or Sale. In the event that the Corporation shall consummate any Organic Change, outstanding shares of 5% Cumulative Convertible Preferred Stock shall, without any action on the part of the Corporation or any holder thereof, be automatically converted by virtue of such transaction immediately prior to the consummation thereof into the number of share of Common Stock into which such shares of 5% Cumulative Convertible Preferred Stock could have been converted at such time so that each share of 5% Cumulative Convertible Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of 5% Cumulative Convertible Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares).

   5E.  Anti-dilution Adjustments.

       (i) In the event the Corporation shall, at any time or from time to time after December 19, 1997, while any of the shares of the 5% Cumulative Convertible Preferred Stock are outstanding, (a) pay a dividend or make a distribution in respect of the Common Stock, to the extent that such dividend or distribution consists of shares of Common Stock, (b) subdivide the outstanding shares of Common Stock, or (c) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation (excluding a recapitalization effected by a merger or consolidation to which Section 8 hereof applies) or otherwise, the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this paragraph 5E(i) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

       (ii) In the event that the Corporation shall, at any time or from time to time while any of the shares of 5% Cumulative Convertible Preferred Stock are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Corporation, any right or warrant to purchase shares of Common Stock, such right or warrant by its terms enabling the holder thereof to acquire shares of Common Stock at a purchase price per share less than the Fair Market Value (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then, subject to the provisions of paragraphs (v) and
(vi) of this Section 5E, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding plus Common Stock Deemed Outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock that could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding
plus   Common  Stock   Deemed   Outstanding
immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants. If such rights or warrants expire unexercised, the conversion price adjustment will be recalculated to eliminate the effect of any adjustment made to the conversion price in respect of such rights or warrants.

   (iii) In the event the Corporation shall, at any time or from time to time while any of the shares of 5% Cumulative Convertible Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to any employee or director incentive or benefit plan or arrangement, including any employment, severance or consulting agreement, of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted) for a consideration having a Fair Market Value on the date of such issuance, sale or exchange less than the Fair Market Value of such shares on the date of such issuance, sale or exchange, then, subject to the provisions of paragraphs (v) and
(vi) of this Section 5E, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the sum of (a) the Fair Market Value of all the shares of Common Stock outstanding plus Common Stock Deemed
Outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (b) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of shares of Common Stock, and the denominator of which shall be the product of (I) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (II) the sum of the number of shares of Common Stock outstanding plus Common Stock Deemed Outstanding on such day plus the number of shares of Common Stock so issued, sold or exchanged by the Corporation. In the event the Corporation shall, at any time or from time to time, while any shares of 5% Cumulative Convertible Preferred
Stock are outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), other than any such issuance to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Corporation) and other than pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted, such right or warrant being issued for a consideration having a Fair Market Value, on the date of such issuance, sale or exchange, less than the Non-dilutive Amount (as
hereinafter   defined),  then,  subject  to  the  provisions   of
paragraphs (v) and (vi) of this Section 5E, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of (a) the Fair Market Value of all the shares of Common Stock outstanding plus Common Stock Deemed Outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (b) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of such right or warrant plus (c) the Fair Market Value at the time of such issuance of the consideration that the Corporation would receive upon exercise in full of all such rights or warrants, and the denominator of which shall be the product of (i) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (ii) the sum of the number of shares of Common Stock outstanding plus Common Stock Deemed Outstanding on such day plus the maximum number of shares of Common Stock that could be acquired pursuant to such rights or warrants at the time of issuance, sale or exchange of such rights or warrants
(assuming shares of Common Stock could be acquired pursuant to such rights or warrants at such time). If such convertible or exchangeable rights expire unexercised, the conversion price adjustment will be recalculated to eliminate the effect of any adjustment made to the conversion price in respect of such convertible or exchangeable rights.

    (iv)  In the event the Corporation shall, at any time or from
time   to  time,  while  any  of  the  shares  of  5%  Cumulative
Convertible Preferred   Stock   are   outstanding,   make an
Extraordinary Distribution (as hereinafter defined) in respect of
the    Common   Stock,   whether   by   dividend,   distribution,
reclassification of shares or recapitalization of the Corporation (excluding a recapitalization or reclassification effected by a merger or consolidation to which Section 5D hereof applies) or effect a Pro Rata Repurchase (as hereinafter defined) of Common Stock, the Conversion Price in effect immediately following such Extraordinary Distribution or Pro Rata Repurchase shall, subject to paragraphs (v) and (vi) of this Section 5E, be adjusted by multiplying such Conversion Price by a fraction the numerator of which is the difference between (a) the product of (I) the number of shares of Common Stock outstanding plus Common Stock Deemed Outstanding immediately preceding such Extraordinary Distribution or Pro Rata Repurchase multiplied by (II) the Fair Market Value of a share of Common Stock on the record date with respect to an Extraordinary Distribution, or on the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer that is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase that is not a tender offer or exchange offer, as the case may be, minus (b) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be, and the denominator of which shall be the product of (a) the number of shares of Common Stock and Common Stock Deemed Outstanding outstanding immediately preceding such Extraordinary Dividend or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation multiplied by (b) the Fair Market Value of share of the Corporation on the record date with respect to an Extraordinary Distribution or on the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer that is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase that is not a
tender  offer  or  exchange offer,  as  the  case  may  be.   The
Corporation shall send each holder of 5% Cumulative Convertible Preferred Stock (a) notice of its intent to make any dividend or distribution and (b) notice of any offer by the Corporation to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the  rules  of  any stock exchange on which the Common  Stock  is
listed or admitted to trading) to holders of Common Stock.   Such
notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer, as well as the Conversion Price and the number of shares of Common Stock into which a share of 5% Cumulative Convertible Preferred Stock may be converted at such time.

    (v) Notwithstanding any other provisions of this Section 5E, the Corporation shall not be required to make any adjustment to the Conversion Price unless and until such adjustment would require an increase or decrease of at least two percent in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment that, together with any adjustment or adjustments so carried forward, shall amount to an increase or
decrease  of at least one percent in the Conversion  Price.   All
adjustments shall be made to the nearest one hundredth of a share and the nearest cent.

    (vi) For the purposes of this Section 5E, the following definitions shall apply:

    "Common Stock Deemed Outstanding" shall mean in the event the Company at any time or from time to time has issued or after the date hereof shall issue any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities (including debt securities) convertible into or exchangeable for Common Stock (such rights or options
being   herein   called   "Options"  and  such   convertible   or
exchangeable stock or securities being herein called "Convertible Securities") or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the
exercise   of  such  Options  or,  in  the  case  of  Convertible
Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be additional shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date. For purposes of the antidilution adjustments contained in this Section 5E, "Common Stock Deemed Outstanding" shall mean all of such additional shares of Common Stock other than additional shares of Common Stock issuable on conversion, exercise or exchange of any security the issuance of which is the cause of the antidilution adjustment in question.

    "Business Day" shall mean each day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in Dallas, Texas are authorized or required to be closed.

    "Extraordinary Distribution" shall mean any dividend or other distribution to the holders of Common Stock (effected while any of the shares of 5% Cumulative Convertible Preferred Stock are outstanding) (a) of cash, where the aggregate amount of such cash dividend or distribution, together with the amount of all cash dividends and distributions made during the preceding period of
12 months, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such pro Rata Repurchase that is in excess of the Fair Market Value of the Common Stock repurchased as determined on the applicable expiration date
(including  all  extensions  thereof)  of  any  tender  offer  or exchange  offer  that  is a Pro Rata Purchase,  or  the  date  of purchase with respect to any other Pro Rata Repurchase that is not a tender offer or exchange offer made during such period), exceeds 12-1/2 percent of the aggregate Fair Market Value of all shares of Common Stock outstanding on the record date for
determining   the   stockholders   entitled   to   receive   such
Extraordinary Distribution and (b) of any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation (other than securities of the type referred to in paragraph (ii) or (iii) of this Section 5E), evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation), or any combination thereof. The Fair Market Value of an Extraordinary Distribution for purposes of paragraph (iv) of this Section 5E shall be equal to the sum of the Fair Market Value of such Extraordinary Distribution plus the amount of any cash dividends that are not Extraordinary Distributions made during
such  twelve month period and not previously included        in
the calculation of any adjustment pursuant to paragraph (iv) of this Section 5E.

    "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer that are publicly traded, the average of the Current Market Prices (as hereinafter defined) of such shares or securities for each day of the Adjustment Period (as hereinafter defined). "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for a given day shall mean the last reported sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading
or,  if  not  listed   or  admitted to trading  on  any  national
securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked price on such day in the over-the counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Corporation or a committee thereof on each trading day during the Adjustment Period. "Adjustment Period" shall mean the period of five consecutive trading days, selected by the Board of Directors of the Corporation or a committee thereof, during the 20 days preceding, and including, the date as of which the Fair Market Value of a security is to be determined. The "Fair Market Value" of any security that is not publicly traded or any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the  valuation of such  securities  or  property selected  in  good
faith  by  the  Board  of  Directors  of  the Corporation   or  a
committee thereof, or, if no such investment banking or appraisal firm is, in the good faith judgment of the Board of Directors or such committee, available to make such determination, as determined in good faith by the Board of Directors of the Corporation or such committee.

    "Non-dilutive Amount" in respect of an issuance, sale or exchange by the Corporation of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean the difference between (a) the product of the Fair Market Value of a share of Common Stock on the day preceding the
first   public  announcement  (whether  by  the  Corporation   or
otherwise) of such issuance, sale or exchange multiplied by the maximum number of shares of Common Stock that could be acquired on such date upon the exercise in full of such rights and warrants (including upon the conversion or exchange of all such
convertible   or   exchangeable  securities),  whether or not
exercisable (or convertible or exchangeable) at such date,  minus
(b) the aggregate amount payable to the Corporation pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock; provided, however, that in no event shall the Non-dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.

    "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of 5% Cumulative Convertible Preferred Stock are outstanding pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange Act or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares by the Corporation or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this paragraph 5E(vii), shares shall be deemed to have been purchased by the Corporation or any subsidiary thereof "in open market transactions" if they have been purchased substantially in accordance with the requirements of Rule 10b-18 promulgated by the Securities and Exchange Commission under the Exchange Act, on the date shares of the 5% Cumulative Convertible Preferred Stock are initially issued by the Corporation or on such other terms and conditions as the Board of Directors of the Corporation or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for Common Stock.

    (vii) Whenever an adjustment to the Conversion Price and the related voting rights of the 5% Cumulative Convertible Preferred Stock is required pursuant to this paragraph 5E, the Corporation shall forthwith place on file with the transfer agent for the Common Stock and the 5% Cumulative Convertible Preferred Stock, if there be one, and with the Secretary of the Corporation, a statement signed by two officers of the Corporation, stating the adjusted Conversion Price determined as provided herein and the
resulting   conversion   ratio,  and  the   voting   rights   (as
appropriately   adjusted)  of  the  5%   Cumulative   Convertible
Preferred Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and
the   manner   of   computing  such  adjustment,  including   any
determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Price and the related voting rights of the 5% Cumulative Convertible Preferred Stock, the Corporation shall mail a notice thereof and of the then-prevailing Conversion Price (and the resulting conversion ratio) to each holder of shares of the 5% Cumulative Convertible Preferred Stock.

    (viii) Whenever a conversion price adjustment has been made due to the issuance of Options or Convertible Securities, no further adjustment will be made upon the issuance of Common Stock as a result of the exercise, conversion or exchange of such options or Convertible Securities.

     5F. Certain Events. If any event occurs of the type contemplated by the provisions of this part 5 but not expressly provided for by such provisions, then the Corporation's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of 5% Cumulative Convertible Preferred Stock.

   5G. Notices.

     (i) Upon any adjustment of the Conversion Price, the Corporation will promptly give written notice thereof to all holders of 5% Cumulative Convertible Preferred Stock.

     (ii) The Corporation will give written notice to all holders of 5% Cumulative Convertible Preferred Stock at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock (c) with
     respect   to   any  proposed  redemption  of  5%  Cumulative
     Convertible Preferred Stock (such notice to be in form provided for in Section 3B), or (d) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.
     (iii) The Corporation will also give written notice to the holders of 5% Cumulative Convertible Preferred Stock at least 30 days prior to the date on which any Organic Change will take place.

Part 6.   Registration of Transfer.

    The Corporation will keep at its principal office a register for the registration of 5% Cumulative Convertible Preferred Stock. Subject to compliance with applicable law, including but not limited to federal and state securities laws, upon the
surrender   of   any  certificate  representing   5%   Cumulative
Convertible Preferred Stock at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of 5% Cumulative Convertible Preferred Stock
represented  by  the  surrendered  certificate.  Each  such   new
certificate will be registered in such name and will represent such number of 5% Cumulative Convertible Preferred Stock as is requested by the holder of the surrendered certificate and will be
substantially   identical  in  form   to   the   surrendered
certificate, and dividends will accrue on the 5% Cumulative Convertible Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such 5%
Cumulative  Convertible  Preferred  Stock  represented   by   the
surrendered certificate.

Part 7.   Replacement.

    Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing 5% Cumulative Convertible Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is an
institutional   investor   its   own   agreement   will be
satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of 5% Cumulative Convertible Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the 5% Cumulative Convertible Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Part 8.   Definitions.

    "Common Stock" means, collectively, the Corporation's Common Stock, par value $.10 per share, provided that if there is a change such that the securities issuable upon conversion of the 5% Cumulative Convertible Preferred Stock are issued by an entity other than the Corporation or there is a change in the class of securities so issuable, then the term "Common Stock" will mean the security issuable upon conversion of the 5% Cumulative Convertible Preferred Stock.

     "Corporation"   means  Electrosource, Inc., a Delaware
corporation.

    "Junior Securities" means any class or series of equity securities of the Corporation having a preference in liquidation or right to dividends junior to the 5% Cumulative Convertible Preferred Stock, which shall include without limitation any class or series of common stock and any class or series of preferred stock that does not expressly provide that it ranks pari passu with the 5% Cumulative Convertible Preferred Stock.

   "Liquidation Value" of any 5% Cumulative Convertible Preferred
Stock as of any particular date will be equal to $10.00 per share.

    "Organic Change" means any reorganization reclassification, consolidation, merger or sale of all or substantially all of the Corporation's assets to another Person which is effected in such a way that holders of Common Stock are entitled to receive
(either   directly   or  upon  subsequent  liquidation),   stock,
securities, cash or other property or assets, or any combination thereof with respect to or in exchange for Common Stock.

   "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

   "Preferred Stock" means the Corporation's Preferred Stock, par value  $1.00  per  share,  including without  limitation  the  5%
Cumulative Convertible Preferred Stock.

   "5%  Cumulative  Convertible  Preferred  Stock"  means   the
Corporation's 5% Cumulative Convertible Preferred Stock, par value $1.00 per share.

    "Subsidiary" means any corporation of which the shares of stock having a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

    IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereunto and this Certificate of Designation to be signed by its President and Secretary this ____ day of ____________, 199__.


ELECTROSOURCE, INC.                ATTEST:
By:/s/ MICHAEL G. SEMMENS           By: /S/ AUDREY T. DEARING
Michael G. Semmens, President           Audrey T. Dearing,
Secretary


                           EXHIBIT "C"
                               TO
                     NOTE PURCHASE AGREEMENT DATED



                     DECEMBER 19, 1997



      1.   BDM.   BDM  Technologies, Inc.  ("BDM")  entered  into
essentially a 50/50 joint venture with the Company in 1993 to perfect the battery manufacturing process and to license or commercialize the
Electrosource technology  world-wide.   Under this agreement, BDM arranged
for and guaranteed the lease of the Company's plant and certain equipment in San Marcos, Texas and paid essentially all of the San Marcos operational costs. In mid1994, BDM determined to discontinue its interest in the venture, and an interim arrangement for payment of costs was entered into whereby the Company had the option of reimbursing BDM for real and personal property lease payments and property taxes in stock or
cash.   The  Company  and  BDM subsequently  entered  into  a detailed
Asset and Technology License Agreement and a Stock Purchase Agreement (for BDM's 50% of the joint venture company) on January 31, 1995 that provided for monthly reimbursements by the Company to BDM in cash only. The Company has since deferred a number of such payments to BDM, which are disclosed as liabilities on the Company financial statements. The Company has not received a notice of default from BDM for such non-payment and is in discussions with BDM regarding satisfaction of such liabilities. The Company and BDM entered into a First Amendment to Asset and Technology License Agreement on December 19, 1997 wherein BDM, among other things, waives default and rights to terminate for past non-payment

      2. Development Contracts. The Company is involved in approximately fifteen development contracts and programs at the present time, all but a few of which have been ongoing for many months. Most of these programs involve contractual research and development of prototype batteries for specific customers. Due to the nature of this work, successful prototyping often takes longer and  may  be  more  expensive than  originally  forecast. Initial  versions
of prototypes often lack all of  the  specified performance   and
reliability  characteristics   necessary for commercial  use.  Subsequent
development attempts to improve the different areas while maintaining the acceptable specifications. This work has met with various degrees of success. As a matter of general course, the Company maintains close contact with the customers to discuss progress on the programs and to seek customer understanding and acceptance of any delays or failures
to achieve  all  specifications.   The  Company  maintains  and regularly
updates a schedule summarizing the status of the programs and projects. While the Company believes it will ultimately be successful in most or all of these programs, there is no assurance of success. It is possible at any point in time for any one of these programs, such as SMH, Fiat or Black & Decker, to terminate or be concluded on an unsatisfactory basis. Day to day changes occur in the work under these contracts, and it is not certain at this time how or when they
will     be
concluded.






                           EXHIBIT "D"
                               TO
                     NOTE PURCHASE AGREEMENT DATED




                     DECEMBER 19, 1997




      Certain Exchange Act filings by the Company or its officers and directors were or could have been deemed to be filed late. Various Form 3 and 4 filings, which are the responsibility of the respective officers and directors, were late, as reported in the Company's Proxy Statements. Several Form C filings for prior years were filed late. Forms 10C were required for 5% increases in shares outstanding, however, such reports are no longer required by the SEC. The Company may be deemed to have late filed its definitive proxy statement for the Annual Meeting held on May 22, 1997, in that mailing of proxy materials commenced several days
prior  to  filing  of  the  definitive  proxy.   A preliminary  proxy had
previously been filed, and the definitive proxy was filed within 120 days of year end. This could result in the Company not being eligible to use a Form S-3 Registration Statement for the one year period from the date of the late filing, unless an exemption is granted by the SEC.